Exhibit 4.1

DIGITAL REALTY TRUST, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Digital Realty Trust, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the Corporation is:

Digital Realty Trust, Inc.

ARTICLE II

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, MD 21202. The name of the resident agent of the Corporation in the State of Maryland is National Registered Agents, Inc. of MD, whose post office address is 11 East Chase Street, Baltimore, MD 21202. The resident agent is Maryland corporation.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 4.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two (2), which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

Richard Magnuson, Chairman of the Board

Michael F. Foust

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

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Section 4.2 Extraordinary Actions. Except as specifically provided in Section 4.8 (relating to removal of directors) and in Article VII (relating to amendments and transactions outside the ordinary course of business), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

Section 4.4 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 4.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation

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or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 4.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the

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Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 4.7 REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election.

Section 4.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 4.9 Rights of Objecting Stockholders. Holders of shares of stock of the Corporation shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights

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apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares of stock of the Corporation would otherwise be entitled to exercise such rights.

ARTICLE V

STOCK

Section 5.1 Authorized Shares. The Corporation has authority to issue 120,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and 20,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $1,200,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the Board and without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 5.2 Common Stock. Subject to the provisions of Article VI and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

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Section 5.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 5.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document.

Section 5.5 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and (a) set forth in the Bylaws or (b) set forth in the terms of any class or series of Preferred Stock.

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Section 5.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the charter and the Bylaws.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1 Definitions. For the purposes of Article VI, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding shares of Capital Stock. Notwithstanding the foregoing, for purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that are treated as Beneficially or Constructively owned by such Person shall be deemed outstanding. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

“Beneficial Ownership” shall mean ownership of Capital Stock either actually (including through a nominee) or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 6.3.6 of this Article VI.

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“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Common Stock” shall mean that Common Stock that may be issued pursuant to Article V of the Articles of Amendment and Restatement.

“Common Stock Ownership Limit” shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation, excluding any such outstanding Common Stock which is not treated as outstanding for federal income tax purposes. Notwithstanding the foregoing, for purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that are treated as Beneficially or Constructively owned by such Person shall be deemed to be outstanding. The number and value of shares of outstanding Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Constructive Ownership” shall mean ownership of Capital Stock either actually (including through a nominee) or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Corporation” shall have the meaning set forth in the preamble to the Articles of Amendment and Restatement.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the

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meaning of Section 509(a) of the Code, provided that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“Initial Date” means the date upon which the Articles of Amendment and Restatement containing this Article VI are filed with the State Department of Assessments and Taxation of Maryland.

“IRS” means the United States Internal Revenue Service.

“Market Price” means the last reported sales price reported on the New York Stock Exchange of the Capital Stock on the trading day immediately preceding the relevant date, or if the Capital Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Capital Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if the Capital Stock is not then traded over any exchange or quotation system, then the market price of the Capital Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Capital Stock provided that the ownership of such shares of Capital Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

“Preferred Stock” shall mean that Preferred Stock that may be issued from time to time pursuant to Article V of the Articles of Amendment and Restatement.

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“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 6.2.2 of this Article VI, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Capital Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 6.2.2 of this Article VI, the record holder of the shares of Capital Stock if such Transfer had been valid under Section 6.2.1 of this Article VI.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise, other disposition of Capital Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Capital Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Stock), and whether such transfer has occurred by operation of law or otherwise.

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“Trust” shall mean each of the trusts provided for in Section 6.3 of this Article VI.

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

Section 6.2 Restriction on Ownership and Transfers.

6.2.1 From the Initial Date and prior to the Restriction Termination Date:

(a) except as provided in Section 6.9 of this Article VI, (1) no Person shall Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit and (2) no Person shall Beneficially Own Common Stock in excess of the Common Stock Ownership Limit;

(b) except as provided in Section 6.9 of this Article VI, (1) no Person shall Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit and (2) no Person shall Constructively Own Common Stock in excess of the Common Stock Ownership Limit; and

(c) no Person shall Beneficially or Constructively Own Capital Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

6.2.2 If, during the period commencing on the Initial Date and prior to the Restriction Termination Date, any Transfer occurs that, if effective, would result in any Person Beneficially or Constructively Owning Capital Stock in violation of Section 6.2.1 of

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this Article VI, (i) then that number of shares of Capital Stock that otherwise would cause such Person to violate Section 6.2.1 of this Article VI (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Capital Stock in violation of Section 6.2.1 of this Article VI, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1 shall, subject to Section 6.12, be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

6.2.3 Subject to Section 6.12 of this Article VI and notwithstanding any other provisions contained herein, during the period commencing on the Initial Date and prior to the Restriction Termination Date, any Transfer of Capital Stock that, if effective, would result in the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Stock.

6.2.4 It is expressly intended that the restrictions on ownership and Transfer described in this Section 6.2 of Article VI shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Capital Stock of the Corporation.

Section 6.3 Transfers of Common Stock in Trust.

6.3.1 Upon any purported Transfer or other event described in Section 6.2.2 of this Article VI that would result in a transfer of shares of Capital Stock to a

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Trust, such Capital Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 6.2.2. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6 of this Article VI.

6.3.2 Capital Stock held by the Trustee shall be issued and outstanding Capital Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Capital Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares of Capital Stock held in the Trust.

6.3.3 The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or other distribution declared or authorized but unpaid with respect to such Capital Stock shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Capital Stock held in the

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Trust and, subject to Maryland law, effective as of the date the Capital Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Capital Stock prior to the discovery by the Corporation that the Capital Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that the Capital Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

6.3.4 Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Capital Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Capital Stock will not violate the ownership limitations set forth in Section 6.2.1. Upon such sale, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 6.3.4. The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Capital Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Capital Stock at Market Price, the Market Price of such shares of Capital Stock on the day of the event which resulted in the transfer of such shares of Capital Stock to the Trust)

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and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Capital Stock held in the Trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 6.3.3 of this Article VI. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Capital Stock have been transferred to the Trustee, such shares of Capital Stock are sold by a Purported Record Transferee then (x) such shares of Capital Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Capital Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

6.3.5 Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Capital Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Capital Stock at Market Price, the Market Price of such shares of Capital Stock on the day of the event which resulted in the transfer of such shares of Capital Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which has been paid to the Purported Record Transferee and are owed by the Purported Record

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Transferee to the Trustee pursuant to Section 6.3.3 of this Article VI. The Corporation will pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Capital Stock held in the Trust pursuant to Section 6.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee, and any dividends or other distributions held by Trustee with respect to such Capital Stock shall thereupon be paid to the Charitable Beneficiary.

6.3.6 By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1 in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

Section 6.4 Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 6.2 of this Article VI or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 6.2 of this Article VI (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems or they deem advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such

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Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 6.2.1 of this Article VI shall automatically result in the transfer to a Trust as described in Section 6.2.2 and any Transfer in violation of Section 6.2.3 shall, subject to Section 6.12, automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 6.5 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire shares in violation of Section 6.2 of this Article VI, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 6.2.2 of this Article VI, shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

Section 6.6 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Capital Stock and each Person (including the stockholder of

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record) who is holding shares of Capital Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s Beneficial Ownership and Constructive Ownership of shares of Capital Stock on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, any other ownership limit or as otherwise permitted by the Board of Directors.

Section 6.7 Remedies Not Limited. Nothing contained in this Article VI (but subject to Section 6.12 of this Article VI) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

Section 6.8 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 6.12 of this Article VI). In the event Article VI requires an action by the Board of Directors and the charter of the Corporation does not provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article VI. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.2.2) acquired Beneficial or Constructive Ownership of Common Stock in violation of Section 6.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital

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Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 6.9 Exceptions.

6.9.1 Subject to Section 6.2.1(c) of this Article VI, the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or Common Stock in excess of the Common Stock Ownership Limit, as set forth in Section 6.2.1(a) of this Article VI, if the Board determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Capital Stock Ownership Limit and that any such exemption will not cause the Corporation to fail to qualify as a REIT under the Code.

6.9.2 Subject to Section 6.2.1(c) of this Article VI, the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Capital Stock in excess of the Aggregate Stock Ownership Limit or Common Stock in excess of the Common Stock Ownership Limit, as set forth in Section 6.2.1(b) of this Article VI, if the Board determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code.

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6.9.3 Subject to Section 6.2.1(c) and the remainder of this Section 6.9.3, the Board of Directors may from time to time increase the Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit for one or more Persons and decrease the Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit for all other Persons; provided, however, that the decreased Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit will not be effective for any Person whose percentage ownership in Capital Stock or Common Stock, as the case may be, is in excess of such decreased Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit until such time as such Person’s percentage of Capital Stock or Common Stock, as the case may be, equals or falls below the decreased Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit, but any further acquisition of Capital Stock or Common Stock, as the case may be, in excess of such percentage ownership of Capital Stock or Common Stock, as the case may be, will be in violation of the Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit, and, provided further, that the new Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding Capital Stock.

6.9.4 In granting a person an exemption under Section 6.9.1 or 6.9.2 above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 6.2 of this Article VI) will result in such Capital Stock being transferred to a Trust in accordance with Section 6.2.2 of this Article VI. Prior to granting any exception pursuant to Section 6.9.1 or 6.9.2 of this Article VI, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

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Section 6.10 Legends. Each certificate for Common Stock shall bear the following legends:

Restriction on Ownership and Transfer

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES OF AMENDMENT AND RESTATEMENT, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (i) OR (ii) IS VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND ANY TRANSFER THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS SHALL BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME

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TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

Section 6.11 Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Section 6.12 NYSE Transactions. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.13 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.14 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

AMENDMENTS AND TRANSACTIONS OUTSIDE

THE ORDINARY COURSE OF BUSINESS

The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or

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contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. Any amendment to Section 4.8 and to this sentence, shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. All other amendments to this charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. In addition, the Corporation shall not dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.

ARTICLE VIII

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article XIII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article XIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law. The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 100,000,000 shares,

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consisting solely of 100,000,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all shares of stock having par value was $1,000,000. The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 120,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, and 20,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,200,000.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

(signature page follows)

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 26th day of October, 2004.

ATTEST:	DIGITAL REALTY TRUST, INC.

/s/ Michael F. Foust	By:	/s/ Richard A. Magnuson	(SEAL)
Michael F. Foust		Richard A. Magnuson
Chief Executive Officer and Secretary		Executive Chairman

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DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

4,140,000 SHARES OF

8.50% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

February 8, 2005

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on October 26, 2004 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on January 12, 2005, has authorized the classification and designation of up to 6,000,000 shares of the authorized but unissued preferred stock of the Company, par value $.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, the issuance of a maximum of 6,000,000 shares of such class of Preferred Stock, and, pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, up to a maximum of 6,000,000 shares of Preferred Stock, (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department, and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “8.50% Series A Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 8.50% Series A Cumulative Redeemable Preferred Stock, and authorizing the issuance of up to 4,140,000 shares of 8.50% Series A Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as 8.50% Series A Cumulative Redeemable Preferred Stock are as follows (the “Series A Terms”), which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “8.50% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of Series A Preferred Stock shall be 4,140,000.

Section 2. Rank. The Series A Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the Company’s common stock, par value $.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible debt securities, which will rank senior to the Series A Preferred Stock prior to conversion.

Section 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.50% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $2.125 per share of the Series A Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series A Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing March 31, 2005; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series A Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on March 31, 2005. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include March 31, 2005, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the day preceding the call date with respect to the shares of Series A Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared or paid or set apart for payment, and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock be redeemed, purchased or otherwise acquired for any

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consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 7 hereof), unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

(e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to liquidation rights, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company.

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(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock shall not be added to the Company’s total liabilities.

Section 5. Redemption.

(a) Shares of Series A Preferred Stock shall not be redeemable prior to February 9, 2010 except to preserve the status of the Company as a REIT for United States federal income tax purposes. In addition, the Series A Preferred Stock shall be subject to the provisions of Section 7 pursuant to which Series A Preferred Stock owned by a stockholder in excess of the Ownership Limit shall automatically be transferred to a Trust for the exclusive benefit of a Charitable Beneficiary.

(b) On and after February 9, 2010, the Company, at its option upon not fewer than 30 or more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Company has funds legally available therefor. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit. If redemption is to be by lot and, as a result, any holder of shares of Series A Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (as defined in Section 7(a)) in excess of the Ownership Limit (as defined in Section 7(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(i), because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold an amount of Series A Preferred Stock in excess of the Ownership Limit or such other limit, as applicable, subsequent to such redemption. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series A Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as no dividends are in arrears, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) In the event of any redemption of the Series A Preferred Stock in order to preserve the status of the Company as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary. If the Company calls for redemption any shares of Series A Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the dated fixed for redemption.

(d) Unless full cumulative dividends on all Series A Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash, or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of capital stock of the Company ranking, as to dividends or upon

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liquidation, on parity with or junior to the Series A Preferred Stock (except by exchange for shares of capital stock of the Company ranking, as to dividends and upon liquidation, junior to the Series A Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Stock by the Company in accordance with the terms of Sections 5(c) and 7 of these Articles Supplementary or otherwise in order to ensure that the Company remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

(e) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not fewer than 30 or more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series A Preferred Stock to be redeemed, (iv) the place or places where the certificates representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price, (v) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Company shall not be required to provide notice to the holder of Series A Preferred Stock in the event such holder’s Series A Preferred Stock is redeemed in accordance with Section 7 of these Articles Supplementary to preserve the Company’s status as a REIT.

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

(g) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series A Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series A Preferred Stock owned by a stockholder in excess of the Ownership Limit shall be subject to the provisions of this Section 5 and Section 7 of these Articles Supplementary.

Section 6. Voting Rights.

(a) Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 6.

(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series A Preferred Stock (voting as a single class with all other classes or series of preferred stock of the Company upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends

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accumulated on such Series A Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 6(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series A Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and Parity Preferred, a special meeting of the holders of Series A Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series A Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series A Preferred stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series A Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Series A Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

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(f) So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and each other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (B) any increase in the amount of the authorized Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.

(g) The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series A Preferred Stock may vote (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 7 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article 6 of the Charter.

“Beneficial Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” has the meaning set forth in Article 6 of the Charter.

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“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Series A Preferred Stock on the trading day immediately preceding the relevant date, or if the Series A Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series A Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series A Preferred Stock may be traded, or if the Series A Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series A Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“NYSE” means the New York Stock Exchange.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series A Preferred Stock of the Company. The number and value of shares of outstanding Series A Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series A Preferred Stock provided that the ownership of such shares of Series A Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series A Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the record holder of the Series A Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these Articles Supplementary.

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“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series A Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series A Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series A Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series A Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series A Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 7(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 7(l):

(A) except as provided in Section 7(i) of these Articles Supplementary, (1) no Person shall Beneficially Own Series A Preferred Stock in excess of the Ownership Limit and (2) no Person shall Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit;

(B) except as provided in Section 7(i) of these Articles Supplementary, (1) no Person shall Constructively Own Series A Preferred Stock in excess of the Ownership Limit and (2) no Person shall Constructively own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit;

(C) no Person shall Beneficially Own or Constructively Own Series A Preferred Stock which, taking into account any other Capital Stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, (i) then that number of shares of Series A Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for

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any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 7(l) and prior to the Restriction Termination Date, any Transfer of Series A Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series A Preferred Stock.

(c) Transfers of Series A Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 7(b)(ii) of these Articles Supplementary, such Series A Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi) of these Articles Supplementary.

(ii) Series A Preferred Stock held by the Trustee shall be issued and outstanding Series A Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series A Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series A Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series A Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series A Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series A Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series A Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series A Preferred Stock prior to the discovery by the Company that the Series A Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series A Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series A Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series A Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series A Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported

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Record Transferee for the shares of Series A Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series A Preferred Stock at Market Price, the Market Price of such shares of Series A Preferred Stock on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series A Preferred Stock held in the Trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 7(c)(iii). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series A Preferred Stock have been transferred to the Trustee, such shares of Series A Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series A Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series A Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series A Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series A Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series A Preferred Stock at Market Price, the Market Price of such shares of Series A Preferred Stock on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 7(c)(iii). The Company shall have the right to accept such offer until the Trustee has sold the shares of Series A Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series A Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series A Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series A Preferred Stock of the Company in violation of Section 7(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series A Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 7(b)(ii) and any Transfer in violation of Section 7(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series A Preferred Stock in violation of Section 7(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any of such Transfer or attempted Transfer on the Company’s status as a REIT.

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(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series A Preferred Stock and each Person (including the stockholder of record) who is holding Series A Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 7(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of these Articles Supplementary, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7(l) of these Articles Supplementary). In the event Section 7 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series A Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series A Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series A Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series A Preferred Stock based upon the relative number of the shares of Series A Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 7(b)(i)(C), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series A Preferred Stock in violation of Section 7(b)(i)(A) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 7(b)(i)(C), the Board of Directors in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Series A Preferred Stock in violation of Section 7(b)(i)(B), if the Board of Directors determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 7(b)(i)(C) and the remainder of this Section 7(i)(iii), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership of Series A Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series A Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series A Preferred Stock in excess of such percentage ownership of Series A Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a person an exemption under Section 7(i)(i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b) of these Articles Supplementary) will result in such Series A Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 7(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

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(j) Legends. Each certificate for Series A Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

“THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Restriction on Ownership and Transfer

“THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES A PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES A PREFERRED STOCK OF THE COMPANY; (iii) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY’S CAPITAL STOCK WITH A VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE COMPANY’S OUTSTANDING CAPITAL STOCK; (iv) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (v) NO PERSON MAY TRANSFER SERIES A PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES A PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL

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BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES A PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

(k) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series A Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 7 after such settlement.

(m) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series A Preferred Stock notwithstanding any contrary provisions of the Series A Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 8. No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Company or any other entity.

Section 9. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

Section 10. No Maturity or Sinking Fund. The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock.

Section 11. Exclusion of Other Rights. The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

Section 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 13. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

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Section 14. No Preemptive Rights. No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer, Chief Investment Officer and Secretary as of the date first written above.

DIGITAL REALTY TRUST, INC.

By:	/s/ Michael F. Foust
Michael F. Foust
Chief Executive Officer

[SEAL]

ATTEST:

/s/ A. William Stein
A. William Stein
Chief Financial Officer,
Chief Investment Officer and Secretary

DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

2,530,000 SHARES OF

7.875% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

JULY 25, 2005

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on October 26, 2004 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on June 21, 2005, has authorized the classification and designation of up to 3,600,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of the authorized but unissued preferred stock of the Company, par value $.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, the issuance of a maximum of 3,600,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of such class of Preferred Stock, and, pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, up to a maximum of 3,600,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of Preferred Stock, (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department, and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “7.875% Series B Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 7.875% Series B Cumulative Redeemable Preferred Stock, and authorizing the issuance of up to 2,530,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as 7.875% Series B Cumulative Redeemable Preferred Stock are as follows (the “Series B Terms”), which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “7.875% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”), is hereby established. The number of shares of Series B Preferred Stock shall be 2,530,000.

Section 2. Rank. The Series B Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the Company’s common stock, par value $.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series B Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) on parity with Series A Cumulative Redeemable Preferred Stock of the Company and with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series B Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series B Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible debt securities, which will rank senior to the Series B Preferred Stock prior to conversion.

Section 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series B Preferred Stock as to dividends, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.875% per annum of the $25.00 liquidation preference per share of the Series B Preferred Stock (equivalent to the fixed annual amount of $1.96875 per share of the Series B Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series B Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing September 30, 2005; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series B Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series B Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series B Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on September 30, 2005. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include September 30, 2005, and other than the Dividend Period during which any shares of Series B Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the day preceding the call date with respect to the shares of Series B Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared or paid or set apart for payment, and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series B Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series B Preferred

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Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 7 hereof), unless full cumulative dividends on the Series B Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

(e) Holders of shares of Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided herein. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, junior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to liquidation rights, on parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series B Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company.

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(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock shall not be added to the Company’s total liabilities.

Section 5. Redemption.

(a) Shares of Series B Preferred Stock shall not be redeemable prior to July 26, 2010 except to preserve the status of the Company as a REIT for United States federal income tax purposes. In addition, the Series B Preferred Stock shall be subject to the provisions of Section 7 pursuant to which Series B Preferred Stock owned by a stockholder in excess of the Ownership Limit shall automatically be transferred to a Trust for the exclusive benefit of a Charitable Beneficiary.

(b) On and after July 26, 2010, the Company, at its option upon not fewer than 30 or more than 60 days’ written notice, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Company has funds legally available therefor. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit. If redemption is to be by lot and, as a result, any holder of shares of Series B Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (as defined in Section 7(a)) in excess of the Ownership Limit (as defined in Section 7(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(i), because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold an amount of Series B Preferred Stock in excess of the Ownership Limit or such other limit, as applicable, subsequent to such redemption. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series B Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as no dividends are in arrears, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series B Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) In the event of any redemption of the Series B Preferred Stock in order to preserve the status of the Company as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary. If the Company calls for redemption any shares of Series B Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the dated fixed for redemption.

(d) Unless full cumulative dividends on all Series B Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash, or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all

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outstanding shares of Series B Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series B Preferred Stock (except by exchange for shares of capital stock of the Company ranking, as to dividends and upon liquidation, junior to the Series B Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series B Preferred Stock by the Company in accordance with the terms of Sections 5(c) and 7 of these Articles Supplementary or otherwise in order to ensure that the Company remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

(e) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not fewer than 30 or more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series B Preferred Stock to be redeemed, (iv) the place or places where the certificates representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price, (v) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series B Preferred Stock. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Company shall not be required to provide notice to the holder of Series B Preferred Stock in the event such holder’s Series B Preferred Stock is redeemed in accordance with Section 7 of these Articles Supplementary to preserve the Company’s status as a REIT.

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series B Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series B Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given.

(g) All shares of the Series B Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series B Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series B Preferred Stock owned by a stockholder in excess of the Ownership Limit shall be subject to the provisions of this Section 5 and Section 7 of these Articles Supplementary.

Section 6. Voting Rights.

(a) Holders of the Series B Preferred Stock shall not have any voting rights, except as set forth in this Section 6.

(b) Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series B Preferred Stock (voting as a single class with all other classes or series of preferred stock of the Company upon

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which like voting rights have been conferred and are exercisable (“Parity Preferred”), including the Series A Cumulative Redeemable Preferred Stock of the Company) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series B Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 6(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series B Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series B Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series B Preferred Stock and Parity Preferred, a special meeting of the holders of Series B Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series B Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series B Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series B Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series B Preferred stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series B Preferred and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series B Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Series B Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

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(f) So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock and each other class or series of preferred stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series B Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series B Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (B) any increase in the amount of the authorized Series B Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series B Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series B Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock.

(g) The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series B Preferred Stock may vote (as expressly provided herein), each share of Series B Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 7 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article 6 of the Charter.

“Beneficial Ownership” shall mean ownership of Series B Preferred Stock by a Person who is or would be treated as an owner of such Series B Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

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“Capital Stock” has the meaning set forth in Article 6 of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series B Preferred Stock by a Person who is or would be treated as an owner of such Series B Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the NYSE of the Series B Preferred Stock on the trading day immediately preceding the relevant date, or if the Series B Preferred Stock is not then traded on the NYSE, the last reported sales price of the Series B Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series B Preferred Stock may be traded, or if the Series B Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series B Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“NYSE” means the New York Stock Exchange.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series B Preferred Stock of the Company. The number and value of shares of outstanding Series B Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series B Preferred Stock provided that the ownership of such shares of Series B Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series B Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

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“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the record holder of the Series B Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series B Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series B Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series B Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series B Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series B Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 7(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 7(l):

(A) except as provided in Section 7(i) of these Articles Supplementary, (1) no Person shall Beneficially Own Series B Preferred Stock in excess of the Ownership Limit and (2) no Person shall Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit;

(B) except as provided in Section 7(i) of these Articles Supplementary, (1) no Person shall Constructively Own Series B Preferred Stock in excess of the Ownership Limit and (2) no Person shall Constructively own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit;

(C) no Person shall Beneficially Own or Constructively Own Series B Preferred Stock which, taking into account any other Capital Stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series B Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, (i) then that number of shares of Series B Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as

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described in Section 7(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series B Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series B Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 7(l) and prior to the Restriction Termination Date, any Transfer of Series B Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series B Preferred Stock.

(c) Transfers of Series B Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 7(b)(ii) of these Articles Supplementary, such Series B Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi) of these Articles Supplementary.

(ii) Series B Preferred Stock held by the Trustee shall be issued and outstanding Series B Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series B Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series B Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series B Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series B Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series B Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series B Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series B Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series B Preferred Stock prior to the discovery by the Company that the Series B Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series B Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series B Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series B Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series B Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series B Preferred Stock sold shall terminate and the Trustee shall distribute

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the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series B Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series B Preferred Stock at Market Price, the Market Price of such shares of Series B Preferred Stock on the day of the event which resulted in the transfer of such shares of Series B Preferred Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series B Preferred Stock held in the Trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 7(c)(iii). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series B Preferred Stock have been transferred to the Trustee, such shares of Series B Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series B Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series B Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series B Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series B Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series B Preferred Stock at Market Price, the Market Price of such shares of Series B Preferred Stock on the day of the event which resulted in the transfer of such shares of Series B Preferred Stock to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 7(c)(iii). The Company shall have the right to accept such offer until the Trustee has sold the shares of Series B Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series B Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series B Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series B Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series B Preferred Stock of the Company in violation of Section 7(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series B Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 7(b)(ii) and any Transfer in violation of Section 7(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series B Preferred Stock in violation of Section 7(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any of such Transfer or attempted Transfer on the Company’s status as a REIT.

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(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series B Preferred Stock and each Person (including the stockholder of record) who is holding Series B Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 7(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of these Articles Supplementary, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7(l) of these Articles Supplementary). In the event Section 7 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series B Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series B Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series B Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series B Preferred Stock based upon the relative number of the shares of Series B Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 7(b)(i)(C), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series B Preferred Stock in violation of Section 7(b)(i)(A) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 7(b)(i)(C), the Board of Directors in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Series B Preferred Stock in violation of Section 7(b)(i)(B), if the Board of Directors determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 7(b)(i)(C) and the remainder of this Section 7(i)(iii), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership of Series B Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series B Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series B Preferred Stock in excess of such percentage ownership of Series B Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a person an exemption under Section 7(i)(i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b) of these Articles Supplementary) will result in such Series B Preferred Stock being

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transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 7(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series B Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

“THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Restriction on Ownership and Transfer

“THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES B PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY’S SERIES B PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES B PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES B PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES B PREFERRED STOCK OF THE COMPANY; (iii) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY’S CAPITAL STOCK WITH A VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE COMPANY’S OUTSTANDING CAPITAL STOCK; (iv) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES B PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (v) NO PERSON MAY TRANSFER SERIES B PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES B PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES B PREFERRED STOCK IN

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EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES B PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES B PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES B PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

(k) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series B Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 7 after such settlement.

(m) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series B Preferred Stock notwithstanding any contrary provisions of the Series B Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 8. No Conversion Rights. The shares of Series B Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Company or any other entity.

Section 9. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

Section 10. No Maturity or Sinking Fund. The Series B Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series B Preferred Stock.

Section 11. Exclusion of Other Rights. The Series B Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

Section 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 13. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series B Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

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Section 14. No Preemptive Rights. No holder of Series B Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series B Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its General Counsel and Assistant Secretary as of the date first written above.

DIGITAL REALTY TRUST, INC.

By:	/s/ MICHAEL F. FOUST
Michael F. Foust
Chief Executive Officer

[SEAL]

ATTEST:

/s/ JOSHUA A. MILLS
Joshua A. Mills
General Counsel and
Assistant Secretary

Signature Page to Articles Supplementary

DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

8,050,000 SHARES OF

4.375% SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

APRIL 9, 2007

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on October 26, 2004 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on April 2, 2007, has authorized the classification and designation of up to 8,000,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of the authorized but unissued preferred stock of the Company, par value $.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, the issuance of a maximum of 8,000,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of such class of Preferred Stock, and, pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, up to a maximum of 8,000,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of Preferred Stock, (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department, and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “4.375% Series C Cumulative Convertible Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 4.375% Series C Cumulative Convertible Preferred Stock, and authorizing the issuance of up to 7,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option) shares of 4.375% Series C Cumulative Convertible Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as 4.375% Series C Cumulative Convertible Preferred Stock are as follows (the “Series C Terms”), which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

SECTION 1. Designation and Number. A series of Preferred Stock, designated the “4.375% Series C Cumulative Convertible Preferred Stock” (the “Series C Preferred Stock”), is hereby established. The number of shares of Series C Preferred Stock shall be 8,050,000.

SECTION 2. Rank. The Series C Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the Company’s common stock, par value $.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series C Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) on parity with the Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, and the Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company and with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series C Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series C Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series C Preferred Stock prior to conversion or exchange. The Series C Preferred Stock will rank junior in right of payment to the Company’s other existing and future debt obligations.

SECTION 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series C Preferred Stock as to dividends, the holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 4.375% per annum of the $25.00 liquidation preference per share of the Series C Preferred Stock (equivalent to the fixed annual amount of $1.09375 per share of the Series C Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series C Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing June 30, 2007; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series C Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series C Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series C Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on June 30, 2007. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include June 30, 2007, and other than the Dividend Period during which any shares of Series C Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the day preceding the call date with respect to the shares of Series C Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series C Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared or paid or set apart for payment, and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series C Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series C Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 7 hereof), unless full cumulative dividends on the Series C Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

(e) Holders of shares of Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series C Preferred Stock as provided herein. Any dividend payment made on the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series C Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

SECTION 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, junior to the Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to liquidation rights, on parity with the Series C Preferred Stock in the distribution of assets, then the holders of the Series C Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series C Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series C Preferred Stock shall not be added to the Company’s total liabilities.

SECTION 5. Redemption.

(a) The Company shall have the right to redeem shares of the Series C Preferred Stock in order to preserve the Company’s status as a REIT for federal tax purposes, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the liquidation preference of the Series C Preferred Stock to be redeemed plus an amount equal to all accrued and unpaid dividends up to, but not including, the date fixed for redemption, without interest; provided that if the redemption date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Company shall pay such dividends to the holder of record of such shares of Series C Preferred Stock on the Dividend Record Date, and the redemption price shall be equal to 100% of the liquidation preference of the Series C Preferred Stock to be redeemed.

(b) If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit and the Aggregate Stock Ownership Limit (each, as defined in Section 7(a)). If redemption is to be by lot and, as a result, any holder of shares of Series C Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each, as defined in Section 7(a)) in excess of the Ownership Limit (as defined in Section 7(a)), the Aggregate Stock Ownership Limit or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(i) because such holder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will hold an amount of Series C Preferred Stock in excess of the applicable ownership limit subsequent to such redemption. Holders of Series C Preferred Stock to be redeemed shall surrender such Series C Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series C Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as no dividends are in arrears, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series C Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series C Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) [Intentionally Omitted.]

(d) [Intentionally Omitted.]

(e) [Intentionally Omitted.]

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series C Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series C Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock for which a notice of redemption has been given.

(g) All shares of the Series C Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series C Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series C Preferred Stock owned by a stockholder in excess of the Ownership Limit shall be subject to the provisions of this Section 5 and Section 7 of these Articles Supplementary.

SECTION 6. Voting Rights.

(a) Holders of the Series C Preferred Stock shall not have any voting rights, except as set forth in this Section 6.

(b) Whenever dividends on any shares of Series C Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series C Preferred Stock (voting together as a single class with all other classes or series of preferred stock of the Company upon which like voting rights have been conferred and are exercisable (“Parity Preferred”), including the Series A Cumulative Redeemable Preferred Stock and the Series B Cumulative Redeemable Preferred Stock of the Company) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series C Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with Section 6(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series C Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series C Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series C Preferred Stock and Parity Preferred, a special meeting of the holders of Series C Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series C Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series C Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series C Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series C Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series C Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series C Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a

Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series C Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series C Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Series C Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series C Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

(f) So long as any shares of Series C Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series C Preferred Stock and each other class or series of preferred stock ranking on parity with the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series C Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series C Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series C Preferred Stock receive the greater of the full trading price of the Series C Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series C Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series C Preferred Stock shall not be entitled to vote with respect to: (a) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (b) any increase in the amount of the authorized Series C Preferred Stock or the creation or issuance of any other class or series of capital stock, or (c) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (a) , (b) or (c) above ranking on parity with or junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series C Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series C Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series C Preferred Stock.

(g) The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series C Preferred Stock may vote (as expressly provided herein), each share of Series C Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

SECTION 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 7 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article 6 of the Charter.

“Beneficial Ownership” shall mean ownership of Series C Preferred Stock by a Person who is or would be treated as an owner of such Series C Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856 (h)(1) (b) and 856 (h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” has the meaning set forth in Article 6 of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(a), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All Section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Common Stock Ownership Limit” has the meaning set forth in Article 6 of the Charter.

“Constructive Ownership” shall mean ownership of Series C Preferred Stock by a Person who is or would be treated as an owner of such Series C Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the NYSE of the Series C Preferred Stock on the Trading Day immediately preceding the relevant date, or if the Series C Preferred Stock is not then traded on the NYSE, the last reported sales price of the Series C Preferred Stock on the Trading Day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series C Preferred Stock may be traded, or if the Series C Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series C Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“NYSE” means the New York Stock Exchange, Inc.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series C Preferred Stock of the Company. The number and value of shares of outstanding Series C Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), association, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series C Preferred Stock provided that the ownership of such shares of Series C Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series C Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the record holder of the Series C Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series C Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series C Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series C Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights) convertible into or exchangeable for Series C Preferred Stock, whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series C Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 7(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 7(l):

(A) except as provided in Section 7(i) of these Articles Supplementary, (1) no Person shall Beneficially Own Series C Preferred Stock in excess of the Ownership Limit and (2) no Person shall Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit;

(B) except as provided in Section 7(i) of these Articles Supplementary, (1) no Person shall Constructively Own Series C Preferred Stock in excess of the Ownership Limit and (2) no Person shall Constructively own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit;

(C) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Beneficially or Constructively Own Series C Preferred Stock which, taking into account the Common Stock of the Company into which it is convertible and any other Common Stock of the Company Beneficially or Constructively owned by such Person, would result in the Person’s ownership of Common Stock in violation of the Common Stock Ownership Limit;

(D) no Person shall Beneficially Own or Constructively Own Series C Preferred Stock which, taking into account any other Capital Stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(b) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series C Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, (i) then that number of shares of Series C Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series C Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series C Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 7(l) and prior to the Restriction Termination Date, any Transfer of Series C Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series C Preferred Stock.

(c) Transfers of Series C Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 7(b)(ii) of these Articles Supplementary, such Series C Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi) of these Articles Supplementary.

(ii) Series C Preferred Stock held by the Trustee shall be issued and outstanding Series C Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series C Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series C Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series C Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series C Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series C Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series C Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series C Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series C Preferred Stock prior to the discovery by the Company that the Series C Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series C Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series C Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series C Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series C Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series C Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series C Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series C Preferred Stock at Market Price, the Market Price of such shares of Series C Preferred Stock on the day of the event which resulted in the transfer of such shares of Series C Preferred Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series C Preferred Stock held in the Trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 7(c)(iii). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series C Preferred Stock have been transferred to the Trustee, such shares of Series C Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series C Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series C Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series C Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series C Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series C Preferred Stock at Market Price, the Market Price of such shares of Series C Preferred Stock on the day of the event which resulted in the transfer of such shares of Series C Preferred Stock to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 7(c)(iii). The Company shall have the right to accept such offer until the Trustee has sold the shares of Series C Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series C Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series C Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series C Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial

Ownership or Constructive Ownership of any shares of Series C Preferred Stock of the Company in violation of Section 7(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series C Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 7(b)(ii) and any Transfer in violation of Section 7(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series C Preferred Stock in violation of Section 7(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series C Preferred Stock and each Person (including the stockholder of record) who is holding Series C Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 7(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of these Articles Supplementary, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7(l) of these Articles Supplementary). In the event Section 7 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series C Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series C Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series C Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series C Preferred Stock based upon the relative number of the shares of Series C Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 7(b)(i)(D), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series C Preferred Stock in violation of Section 7(b)(i)(A) or Section 7(b)(i)(C) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 7(b)(i)(D), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning shares of Series C Preferred Stock in violation of Section 7(b)(i)(B) or Section 7(b)(i)(C) if the Board of Directors determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 7(b)(i)(D) and the remainder of this Section 7(i)(iii), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership of Series C Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series C Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series C Preferred Stock in excess of such percentage ownership of Series C Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a person an exemption under Section 7(i)(i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b) of these Articles Supplementary) will result in such Series C Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 7(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series C Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

“THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Restriction on Ownership and Transfer

“THE SHARES OF 4.375% SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK (“SERIES C PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES C PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES C PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES C PREFERRED

STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S CAPITAL STOCK WITH A VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE COMPANY’S OUTSTANDING CAPITAL STOCK; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES C PREFERRED STOCK THAT, TAKING INTO ACCOUNT THE COMPANY COMMON STOCK INTO WHICH IT IS CONVERTIBLE AND ANY OTHER COMMON STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN SUCH PERSON’S OWNERSHIP OF COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE COMPANY; (iv) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES C PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (v) NO PERSON MAY TRANSFER SERIES C PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES C PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES C PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES C PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES C PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES C PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

(k) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series C Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 7 after such settlement.

(m) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series C Preferred Stock notwithstanding any contrary provisions of the Series C Preferred Stock provided for elsewhere in these Articles Supplementary.

SECTION 8. Conversion Rights.

(a) Definitions. For the purposes of this Section 8 of these Articles Supplementary, the following terms shall have the following meanings:

“Closing Sale Price” per share of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the NYSE or, if the Common Stock is not reported by the NYSE, in composite transactions for the principal other U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

“Conversion Date” has the meaning set forth in Section 8(b)(ii) of these Articles Supplementary.

“Conversion Option” means the Company’s option to convert some or all of the Series C Preferred Stock into that number of shares of Common Stock that are issuable at the then-applicable conversion rate as described in Section 8(c) of these Articles Supplementary.

“Conversion Price” per share of Series C Preferred Stock as of any date means the liquidation preference of such share of Series C Preferred Stock divided by the then applicable Conversion Rate.

“Conversion Rate” means initially 0.5164 shares of Common Stock per $25.00 liquidation preference, subject to adjustment in certain events as set forth in this Section 8 of these Articles Supplementary.

“DTC” means The Depository Trust Company or any successor entity.

“Fundamental Change” shall be deemed to have occurred at such time as:

(i) the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of its consolidated assets) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock are exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

(ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, the Company’s operating partnership subsidiary, Digital Realty Trust, L.P. (the “Operating Partnership”) or any of the Company’s or the Operating Partnership’s majority-owned subsidiaries or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Company’s capital stock of then outstanding entitled to vote generally in elections of directors (for the avoidance of doubt the ownership of limited partnership units of the Operating Partnership shall not be deemed to constitute beneficial ownership of the Company’s capital stock); or

(iii) during any period of 12 consecutive months after the date of original issuance of the Series C Preferred Stock, persons who at the beginning of such 12 month period constituted the Company’s board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Company’s board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s board of directors.

“Fundamental Change Conversion Right” has the meaning set forth in Section 8(l)(i) of these Articles Supplementary.

“Market Price” means, with respect to any Fundamental Change Conversion Date, the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Conversion Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such ten Trading Day period and ending on the Fundamental Change Conversion Date of any event requiring an adjustment of the Conversion Rate as described under Section 8(h); provided that in no event shall the market price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

“NYSE” means the New York Stock Exchange, Inc.

“SEC” means the U.S. Securities and Exchange Commission.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

(b) Conversion at Holder’s Option.

(i) Holders of shares of Series C Preferred Stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of Series C Preferred Stock into Common Stock at the then applicable Conversion Rate.

(ii) The Company shall not issue fractional shares of Common Stock upon the conversion of shares of Series C Preferred Stock. Instead, the Company shall pay the cash value of such fractional shares based upon the Closing Sale Price of its Common Stock on the Trading Day (as defined in this Section 8) immediately prior to (A) the date on which the certificate or certificates representing the shares of Series C Preferred Stock to be converted are surrendered, accompanied by a written notice of conversion and any required transfer taxes (the “Conversion Date”), or (B) the effective date for the Company’s Conversion Option, as the case may be.

(iii) A holder of shares of Series C Preferred Stock is not entitled to any rights of a common stockholder of the Company until such holder of shares of Series C Preferred Stock has converted its shares of Series C Preferred Stock or unless the Company has exercised its Conversion Option, and only to the extent the shares of Series C Preferred Stock are deemed to have been converted into shares of Common Stock under these Articles Supplementary.

(iv) Notwithstanding anything herein to the contrary, holders of shares of Series C Preferred Stock may not convert their outstanding shares of Series C Preferred Stock into Common Stock if such conversion would cause the holder to violate the Aggregate Stock Ownership Limit or Common Stock Ownership Limit or otherwise result in the Company failing to qualify as a REIT.

(v) Conversion Procedures. Holders of shares of Series C Preferred Stock may convert some or all of their shares by surrendering to the Company at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates for the shares of Series C Preferred Stock to be converted, accompanied by a written notice stating that the holder of shares of Series C Preferred Stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this Section 8 and specifying the name or names in which the holder of shares of Series C Preferred Stock wishes the certificate or certificates for the shares of Common Stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of Series C Preferred Stock, the notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than such transfer taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock. The date on which the Company has received all of the surrendered certificate or certificates, the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to the Company’s satisfaction that those taxes have been paid, shall be deemed the Conversion Date with respect to a share of Series C Preferred Stock. As promptly as practicable after the Conversion Date with respect to any shares of Series C Preferred Stock, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holders of shares of such Series C Preferred Stock, or the transferee of the holder of such shares of Series C Preferred Stock, shall be entitled and (B) if less than the full number of shares of Series C Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being converted. This conversion shall be deemed to have been made at the close of business on the Conversion Date so that the rights of the holder of shares of Series C Preferred Stock as to the shares being converted shall cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time on that date.

(vi) In lieu of the foregoing procedures, if the Series C Preferred Stock is held in global certificate form, the holder of shares of Series C Preferred Stock must comply with the procedures of DTC to convert its beneficial interest in respect of the Series C Preferred Stock evidenced by a global stock certificate of the Series C Preferred Stock.

(vii) If any shares of Series C Preferred Stock are to be converted pursuant to the Company’s Conversion Option, the right of a holder of such to voluntarily convert those shares of Series C Preferred Stock shall terminate if the Company has not received the conversion notice of such holder of such shares of Series C Preferred Stock by 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for conversion pursuant to the Company’s Conversion Option.

(viii) If more than one share of Series C Preferred Stock is surrendered for conversion by the same holder at the same time, the number of whole shares of Common Stock issuable upon conversion of those shares of Series C Preferred Stock shall be computed on the basis of the total number of shares of Series C Preferred Stock so surrendered.

(c) Company Conversion Option.

(i) On or after April 10, 2012, the Company may exercise its Conversion Option, as described below, but only if (A) the Closing Sale Price of the Common Stock equals or exceeds 130% of the then-applicable Conversion Price per share of the Series C Preferred Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period) ending on the Trading Day immediately prior to the Company’s issuance of a press release announcing the exercise of its Conversion Option as described below in paragraph (iii); and (B) on or prior to the Effective Date of the exercise of its Conversion Option, the Company has either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on the Series C Preferred Stock.

(ii) If the Company converts less than all of the outstanding shares of Series C Preferred Stock, the Company’s transfer agent shall select the shares by lot, on a pro rata basis or in accordance with any other method the transfer agent considers fair and appropriate. The Company may convert the Series C Preferred Stock only in a whole number of shares of Series C Preferred Stock. If a portion of a holder’s Series C Preferred Stock is selected for partial conversion by the Company and the holder converts a portion of such Series C Preferred Stock, the number of shares of Series C Preferred Stock subject to conversion by the Company shall be reduced by the number of shares that the holder converted.

(iii) To exercise its Conversion Option described above, the Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 8(c)(i) are met, announcing such conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of shares of Series C Preferred Stock (not more than four Trading Days after the date of the press release) and, if required by the rules and regulations of the SEC, the Company shall file a Current Report on Form 8-K (or make such other filing on an appropriate form as may be permitted by the rules and regulations of the SEC), of the exercise of the Company’s Conversion Option announcing its intention to convert Series C Preferred Stock. The Effective Date for the Company’s Conversion Option shall be the date that is five Trading Days after the date on which the Company issues such press release.

(iv) In addition to any information required by applicable law or regulation, the press release and notice of the exercise of the Company’s Conversion Option referred to in paragraph (iii) above shall state, as appropriate: (A) the Effective Date for its Conversion Option; (B) the number of shares of Common Stock to be issued upon conversion of each share of Series C Preferred Stock; (C) the number of shares of Series C Preferred Stock to be converted; and (D) that dividends on the shares of Series C Preferred Stock to be converted shall cease to accrue on the Effective Date for the Company’s Conversion Option (and no dividends on such converted shares shall be payable except as provided in these Articles Supplementary).

(d) Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights out of the Company’s authorized but unissued shares of capital stock, for issuance upon the conversion of shares of Series C Preferred Stock, a number of the Company’s authorized but unissued shares of Common Stock that shall from time to time be sufficient to permit the conversion of all outstanding shares of Series C Preferred Stock.

(e) Compliance with Laws; Validity, etc., of Common Stock. Before the delivery of any securities upon conversion of shares of Series C Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations. All shares of Common Stock delivered upon conversion of shares of Series C Preferred Stock shall, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

(f) Payment of Dividends Upon Conversion; Optional Conversion.

(i) If a holder of shares of Series C Preferred Stock exercises its conversion rights, upon delivery of the shares of Series C Preferred Stock for conversion, those shares of Series C Preferred Stock shall cease to cumulate dividends as of the end of the Conversion Date, and the holder of shares of Series C Preferred Stock shall not receive any cash payment in an amount equal to accrued and unpaid dividends on the shares of Series C Preferred Stock, except in those limited circumstances discussed below in this Section 8(f). Except as provided below in this Section 8(f), the Company shall make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of Series C Preferred Stock converted at the election of holders of such shares.

(ii) If the Company receives a conversion notice before the close of business on a Dividend Record Date, the holder of shares of Series C Preferred Stock shall not be entitled to receive any portion of the dividend payable on such shares of converted stock on the corresponding Dividend Payment Date.

(iii) If the Company receives a conversion notice after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the holder of shares of Series C Preferred Stock on the Dividend Record Date will receive on that Dividend Payment Date accrued dividends on those shares of Series C Preferred Stock, notwithstanding the conversion of those shares of Series C Preferred Stock prior to that Dividend Payment Date, because that holder of shares of Series C Preferred Stock will have been the holder of record of shares of Series C Preferred Stock on the corresponding Dividend Record Date. At the time that such holder of shares of Series C Preferred Stock surrenders shares of Series C Preferred Stock for conversion, however, it shall pay to the Company an amount equal to the dividend that has accrued and that will be paid on the related Dividend Payment Date; provided that no such payment need be made if the Company has specified a Fundamental Change Repurchase Date relating to a Fundamental Change that is after a Dividend Record Date and on or prior to the Dividend Payment Date to which that Dividend Record Date relates.

(iv) If the holder of shares of Series C Preferred Stock is a holder of shares of Series C Preferred Stock on a Dividend Record Date and converts such shares of Series C Preferred Stock into shares of Common Stock on or after the corresponding Dividend Payment Date such holder of shares of Series C

Preferred Stock shall be entitled to receive the dividend payable on such shares of Series C Preferred Stock on such corresponding Dividend Payment Date, and the holder of shares of Series C Preferred Stock shall not need to include payment of the amount of such dividend upon surrender for conversion of shares of Series C Preferred Stock.

(g) Payment of Dividends Upon Conversion; Company Conversion Option.

(i) If the Company converts shares of Series C Preferred Stock pursuant to its Conversion Option, on or prior to the Effective Date of the Conversion Option, the Company must first declare and pay, or declare and set apart for payment, any unpaid dividends that are in arrears on Series C Preferred Stock.

(ii) If the Company exercises its Conversion Option and the Effective Date is after the close of business on a Dividend Payment Date and prior to the close of business on the next Dividend Record Date, the holder of shares of Series C Preferred Stock shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date. Accordingly, if the Company converts shares of Series C Preferred Stock and the effective date is after the close of business on a Dividend Payment Date and prior to the close of business on the next Dividend Record Date, holders of shares of Series C Preferred Stock shall forego the right to receive any dividends accruing from such Dividend Payment Date to the Effective Date.

(iii) If the Company exercises its Conversion Option and the Effective Date is on or after the close of business on any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends payable for such period with respect to the shares of Series C Preferred Stock called for a conversion on such date, shall be payable on such Dividend Payment Date to the holder of such shares of Series C Preferred Stock on such Dividend Record Date.

(h) Conversion Rate Adjustments. The Company shall adjust the conversion rate from time to time as follows:

(i) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 x OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and

OS0 = the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (i) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company distributes to all holders of Common Stock any rights, warrants or options entitling them, for a period expiring not more than 45 days after the date of issuance of such rights,

warrants or options, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Closing Sale Price per share of Common Stock on the business day immediately preceding the time of announcement of such distribution, the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 x (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the applicable Closing Sale Price per share of Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company’s board of directors. If any right, warrant or option described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Company shall adjust the new conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(iii) If the Company distributes shares of its capital stock, evidence of indebtedness or other assets or property to all holders of Common Stock, excluding (A) dividends, distributions, rights, warrants or options referred to in paragraph (i) or (ii) above; (B) dividends or distributions paid exclusively in cash; and (C) spin-offs, as described below in this paragraph (iii) then the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 x SP0/(SP0 – FMV)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Company’s board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution;

provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Company is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Company are distributed to holders of Common Stock, for each share of Series C Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Company such holder of Series C Preferred Stock would have received had such holder of Series C Preferred Stock owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the conversion rate in effect on the ex-dividend date for such distribution, and the aggregate liquidation preference of Series C Preferred Stock held by such holder and the denominator of which is twenty-five ($25.00).

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to one of the Company’s subsidiaries or other business unit (a “spin-off”) the conversion rate in effect immediately before the 10th Trading Day from and including the effective date of the spin-off shall be adjusted based on the following formula:

CR1 = CR0 x (FMV0+MP0 )/ MP0

where

CR0 = the conversion rate in effect immediately prior to the 10th Trading Day immediately following, and including, the effective date of the spin-off;

CR1 = the new conversion rate in effect immediately on and after the 10th Trading Day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off; and

MP0 = the average of the Closing Sale Prices per share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any spin-off, references within this paragraph (iii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the Conversion Date in determining the applicable conversion rate.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be re-adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If the Company makes any cash dividend or distribution to all holders of outstanding shares of Common Stock (excluding any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up) during any of its quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.28625 (subject to adjustment) (the “reference dividend”), multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0 – C)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

C = the amount in cash per share that the Company distributes to holders of Common Stock that exceeds the reference dividend;

provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Preferred Stock shall have the right to receive on the date such cash is distributed to holders of Common Stock, for each share of Series C Preferred Stock, the amount of cash such holder of Series C Preferred Stock would have received had such holder of Series C Preferred Stock owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the conversion rate in effect on the ex-dividend date for such dividend or distribution, and the aggregate principal amount of Series C Preferred Stock held by such holder and the denominator of which is twenty-five ($25.00).

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be re-adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment shall be made to the reference dividend amount for any adjustment made to the conversion rate under this paragraph (iv).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph (iv) as a result of a distribution that is not a quarterly dividend, the reference dividend amount shall be deemed to be zero.

(v) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Company’s board of directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the Closing Sale Price per share of Common Stock for the Trading Day immediately following the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate shall be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Company shall re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

(vi) If the Company has in effect a rights plan while any shares of Series C Preferred Stock remain outstanding, holders of shares of Series C Preferred Stock shall receive, upon a conversion of such shares in respect of which the Company has elected to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Company’s board of directors may adopt have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of shares of Series C Preferred Stock would not be entitled to receive any rights in respect of Common Stock that the Company elects to deliver upon conversion of shares of Series C Preferred Stock, the Company shall adjust the conversion rate at the time of separation as if the Company had distributed to all holders of the Company’s capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(vii) Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (iv) and (v) above, in no event shall the conversion rate exceed 0.6197 shares of Common Stock per $25.00 liquidation preference, subject to adjustment pursuant to paragraphs (i), (ii) and (iii) above. In no event shall the Conversion Price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.

(viii) The Company shall not make any adjustment to the conversion rate if holders of shares of Series C Preferred Stock are permitted to participate, on an as-converted basis, in the transactions described in paragraphs (i) through (vi) above.

(ix) The conversion rate shall not be adjusted except as specifically set forth in this Section 8 to these Articles Supplementary. Without limiting the foregoing, the conversion rate shall not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities or those of the Operating Partnership and the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Company’s present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of the Operating Partnership; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of Series C Preferred Stock were first issued; (D) a change in the par value of Common Stock; (E) accumulated and unpaid dividends or distributions; and (F) the issuance of limited partnership units by the Operating Partnership and the issuance of shares of Common Stock or the payment of cash upon redemption thereof.

(x) No adjustment in the conversion rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the shares of Series C Preferred Stock are called for redemption, all adjustments not previously made shall be made on the applicable redemption date.

(xi) Except as described in this Section 8 of these Articles Supplementary, the Company shall not adjust the conversion rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities.

(i) Effect of Business Combinations. In the case of the following events (each a “business combination”):

(i) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination);

(ii) a consolidation, merger or combination involving the Company;

(iii) a sale, conveyance or lease to another corporation of all or substantially all of the Company’s property and assets (other than to one or more of the Company’s subsidiaries); or

(iv) a statutory share exchange,

in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, a holder of shares of Series C Preferred Stock shall be entitled thereafter to convert such shares of Series C Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the holder of shares of Series C Preferred Stock would have owned or been entitled to receive upon such business combination as if such holder of shares of Series C Preferred Stock held a number of shares of Common Stock equal to the conversion rate in effect on the effective date for such business combination, multiplied by the number of shares of Series C Preferred Stock held by such holder of shares of Series C Preferred Stock. If such business combination also constitutes a Fundamental Change, a holder of shares of Series C Preferred Stock converting such shares shall not receive a make-whole premium pursuant to Section 8(k) hereof if such holder does not convert its shares of Series C Preferred Stock “in connection with” (as described in Section 8(k)(i)) the relevant Fundamental Change. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in such business combination, the Company shall make adequate provision whereby the holders of shares of Series C Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of Series C Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by the holders of shares of Series C Preferred Stock who participate in such determination, shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by holders of Common Stock and (2) two business days prior to the anticipated effective date of the business combination.

The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of Series C Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Company’s transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the holders of shares of Series C Preferred Stock shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of Series C Preferred Stock to convert such holder’s shares of Series C Preferred Stock into shares of Common Stock prior to the effective date of such business combination.

(j) Optional Increase to Conversion Rate. To the extent permitted by law, the Company may, from time to time, increase the conversion rate for a period of at least 20 days if the Company’s board of directors determines that such an increase would be in the Company’s best interests. Any such determination by the Company’s board of directors shall be conclusive. In addition, the Company may increase the conversion rate if the Company’s board of directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any distribution of Common Stock or similar event. The Company shall give holders of shares of Series C Preferred Stock at least 15 business days’ notice of any increase in the conversion rate.

(k) Adjustment to Conversion Rate upon Certain Fundamental Changes. The Company shall adjust the conversion rate from time to time as follows:

(i) If, on or prior to April 10, 2014, a Fundamental Change takes place and a holder converts the Series C Preferred Stock in connection with such Fundamental Change, the Company shall increase, as described below, the conversion rate applicable to shares that are surrendered for conversion. A conversion of the Series C Preferred Stock shall be deemed for these purposes to be “in connection with” a Fundamental Change if the Conversion Date occurs from and including the effective date of such Fundamental Change to, and including, the Fundamental Change Conversion Date (as defined in Section 8(l)(vii)) for that Fundamental Change.

(ii) The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of Series C Preferred Stock of the anticipated effective date of any proposed Fundamental Change which shall occur on or prior to April 10, 2014. The Company shall make this mailing or publication at least 15 days before the anticipated effective date of the Fundamental Change. In addition, no later than the third business day after the completion of such Fundamental Change, the Company shall make an additional notice announcing such completion.

(iii) If a holder elects to convert in connection with a Fundamental Change on or prior to April 10, 2014, the Company shall increase the Conversion Rate by reference to the table below, based on the date when the Fundamental Change becomes effective (the “effective date”), and the applicable price. If the Fundamental Change is a transaction or series of related transactions and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Common Stock in the Fundamental Change consists solely of cash, then the applicable price shall be the cash amount paid per share of Common Stock in the transaction. If the transaction is an asset sale and the consideration paid for the Company’s property and assets (or for the property and assets of the Company and its subsidiaries on a consolidated basis) consists solely of cash, then the applicable price shall be the cash amount paid for the Company’s property and assets, expressed as an amount per share of Common Stock outstanding on the effective date of the asset sale. In all other cases, the applicable price shall be the average of the Closing Sale Price per share of Common Stock for the ten consecutive Trading Days immediately preceding the effective date. The Company’s board of directors shall make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during those ten consecutive Trading Days.

(iv) The following table sets forth the number of additional shares of Common Stock per $25.00 liquidation preference of Series C Preferred Stock that shall be added to the Conversion Rate applicable to Series C Preferred Stock that are converted in connection with a Fundamental Change (the “make-whole premium”). If an event occurs that requires an adjustment to the Conversion Rate, the Company shall, on the date the Company must adjust the Conversion Rate, adjust each applicable price set forth in the column headers of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction (A) whose numerator is the Conversion Rate in effect immediately before the adjustment; and (B) whose denominator is the adjusted Conversion Rate.

In addition, the Company shall adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, the Company must adjust the Conversion Rate as described in Section 8(h).

Number of Additional Shares of Common Stock Issuable

per $25.00 Liquidation Preference

	Common Stock Share Price
Effective Date	$40.34	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00
April 10, 2007	0.1033	0.0784	0.0573	0.0416	0.0297	0.0208	0.0141	0.0091	0.0054	0.0028	0.0011
March 31, 2008	0.1033	0.0768	0.0557	0.0401	0.0284	0.0197	0.0132	0.0083	0.0049	0.0024	0.0008
March 31, 2009	0.1033	0.0746	0.0535	0.0379	0.0265	0.0180	0.0118	0.0072	0.0040	0.0018	0.0004
March 31, 2010	0.1033	0.0721	0.0507	0.0351	0.0237	0.0155	0.0097	0.0056	0.0028	0.0010	0.0000
March 31, 2011	0.1033	0.0698	0.0474	0.0311	0.0196	0.0117	0.0064	0.0030	0.0010	0.0000	0.0000
March 31, 2012	0.1033	0.0693	0.0459	0.0281	0.0143	0.0059	0.0019	0.0000	0.0000	0.0000	0.0000
March 31, 2013	0.1033	0.0693	0.0459	0.0281	0.0143	0.0053	0.0019	0.0000	0.0000	0.0000	0.0000
March 31, 2014	0.1033	0.0693	0.0459	0.0281	0.0143	0.0053	0.0019	0.0000	0.0000	0.0000	0.0000
April 10, 2014	0.1033	0.0693	0.0459	0.0281	0.0143	0.0053	0.0019	0.0000	0.0000	0.0000	0.0000

(v) The exact applicable share price and effective date may not be set forth in the table above, in which case (A) if the actual applicable share price is between two applicable prices listed in the table above, or the actual effective date is between two dates listed in the table above, the Company shall determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable; (B) if the actual applicable price is greater than $90.00 per share (subject to adjustment), the Company shall not increase the Conversion Rate as described above and no additional shares shall be issuable upon conversion; and (C) if the actual applicable price is less than $40.34 per share (subject to adjustment), the Company shall not increase the Conversion Rate as described above and no additional shares shall be issuable upon conversion.

(vi) The Company shall not increase the Conversion Rate as described in this Section 8(k) of these Articles Supplementary to the extent the increase will cause the Conversion Rate to exceed 0.6197, provided the Company shall adjust this maximum conversion rate in the same manner in which, and for the same events for which, the Company must adjust the Conversion Rate as described in Section 8(h).

(l) Special Conversion Right of Series C Preferred Stock upon a Fundamental Change; Company Repurchase Right.

(i) On or prior to April 10, 2014, in the event of a Fundamental Change, when the applicable price of Common Stock described in Section 8(k)(iii) of these Articles Supplementary is less than $40.34 per share, then each holder of Series C Preferred Stock shall have the special right (the “Fundamental Change Conversion Right”), in addition to any other applicable conversion right, to convert some or all of the Series C Preferred Stock on the relevant Fundamental Change Conversion Date into a number of shares of Common Stock per $25.00 liquidation preference equal to such liquidation preference plus an amount equal to accrued and unpaid dividends to, but not including, such Fundamental Change Conversion Date, divided by 98% of the Market Price of Common Stock (the “Fundamental Change Conversion Rate”). The Market Price of Common Stock shall be determined prior to the applicable Fundamental Change Conversion Date. A holder of Series C Preferred Stock which has elected to convert such shares otherwise than pursuant to the Fundamental Change Conversion Right shall not be able to exercise the Fundamental Change Conversion Right.

(ii) If a holder of Series C Preferred Stock elects to convert Series C Preferred Stock as described in Section 8(l)(i) of these Articles Supplementary, the Company may elect, in lieu of that conversion, to repurchase for cash some or all of such Series C Preferred Stock at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the liquidation preference of the Series C Preferred Stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, such Fundamental Change Conversion Date, or the Fundamental Change Repurchase Price; provided that if the relevant Fundamental Change Conversion Date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Company shall pay such dividends to the holder of record on the corresponding Dividend Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the liquidation preference of the Series C Preferred Stock to be repurchased.

(iii) If the Company elects to repurchase Series C Preferred Stock that would otherwise be converted into Common Stock on a Fundamental Change Conversion Date, such Series C Preferred Stock shall not be converted into Common Stock and the holder of such shares shall be entitled to receive the Fundamental Change Repurchase Price in cash from the Company.

(iv) The aggregate number of shares of Common Stock issuable in connection with the exercise of the Fundamental Change Conversion Right may not exceed 7.3 million shares of Common Stock (or 8.4 million shares of Common Stock if the underwriter of the Company’s offering of the Series C Preferred Stock exercises its over-allotment option in full) or such other number of shares of Common Stock as shall then be authorized and available for issuance. If the number of shares of Common Stock issuable upon such conversion would exceed 7.3 million or 8.4 million shares of Common Stock, as the case may be, or such other number of shares of Common Stock as shall then be authorized and available for issuance, the Company shall have the option to satisfy the remainder of such conversion in shares of Common Stock that are authorized for issuance in the future. The Company shall use its best efforts to have any such additional number of shares of Common Stock authorized for issuance within 180 days of the Fundamental Change Conversion Date.

(v) Within 15 days after the occurrence of a Fundamental Change, the Company shall provide to the holder of Series C Preferred Stock and the Company’s transfer agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state (A) the events constituting the Fundamental Change; (B) the date of the Fundamental Change; (C) the last date on which the holder of Series C Preferred Stock may exercise the Fundamental Change Conversion Right; (D) to the extent applicable, the Fundamental Change Conversion Rate and the Fundamental Change Repurchase Price; (E) that the Company may elect to repurchase some or all of the Series C Preferred Stock as to which the Fundamental Change Conversion Right may be exercised; (F) the method of calculating the Market Price of Common Stock; (G) the Fundamental Change Conversion Date; (H) the name and address of the paying agent and the conversion agent; (I) the Conversion Rate and any adjustment to the Conversion Rate that shall result from the Fundamental Change; (J) that Series C Preferred Stock as to which the Fundamental Change Conversion Right has been exercised may be converted at the applicable Conversion Rate, if otherwise convertible, only if the notice of exercise of the Fundamental Change Conversion Right has been properly withdrawn; and (K) the procedures that the holder of Series C Preferred Stock must follow to exercise the Fundamental Change Conversion Right.

(vi) The Company shall also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Company provides such notice to the holders of Series C Preferred Stock.

(vii) The Fundamental Change Conversion Date shall be a date no less than 20 days nor more than 35 days after the date on which the Company gives the notice described in Section 8(l)(v) of these Articles Supplementary. To exercise the Fundamental Change Conversion Right, the holder of Series C Preferred Stock shall deliver, on or before the close of business on the Fundamental Change Conversion Date, the Series C Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company’s transfer agent. The conversion notice shall state (A) the relevant Fundamental Change Conversion Date; (B) the number of Series C Preferred Stock to be converted; and (C) that the Series C Preferred Stock are to be converted pursuant to the applicable provisions of the Series C Preferred Stock. Notwithstanding the foregoing, if the Series C Preferred Stock is held in global form, the conversion notice shall comply with applicable DTC procedures.

(viii) Holders of Series C Preferred Stock may withdraw any notice of exercise of its Fundamental Change Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the business day prior to the Fundamental Change Conversion Date. The notice of withdrawal shall state (A) the number of withdrawn shares of Series C Preferred Stock; (B) if certificated shares of Series C Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and (C) the number of shares of the Series C Preferred Stock, if any, which remains subject to the conversion notice. Notwithstanding the foregoing, if the Series C Preferred Stock is held in global form, the notice of withdrawal shall comply with applicable DTC procedures.

(ix) Series C Preferred Stock as to which the Fundamental Change Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into shares of Common Stock in accordance with the Fundamental Change Conversion Right on the Fundamental Change Conversion Date, unless the Company has elected to repurchase such Series C Preferred Stock.

(x) The holder of any shares of Series C Preferred Stock which the Company has elected to repurchase and as to which the conversion election has not been properly withdrawn shall receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Conversion Date or the time of book-entry transfer or delivery of the Series C Preferred Stock. If the paying agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series C Preferred Stock on the business day following the Fundamental Change Conversion Date, then (A) the Series C Preferred Stock shall cease to be outstanding and dividends shall cease to accrue (whether or not book-entry transfer of the Series C Preferred Stock is made or whether or not the Series C Preferred Stock certificate is delivered to the Company’s transfer agent); and (B) all of the other rights of the holder of Series C Preferred Stock shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series C Preferred Stock).

SECTION 9. Record Holders. The Company and its transfer agent may deem and treat the record holder of any Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor its transfer agent shall be affected by any notice to the contrary.

SECTION 10. No Maturity or Sinking Fund. The Series C Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series C Preferred Stock; provided, however, that the Series C Preferred Stock owned by a stockholder in excess of the Ownership Limit shall be subject to the provisions of Section 5 and Section 7 of these Articles Supplementary.

SECTION 11. Exclusion of Other Rights. The Series C Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

SECTION 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

SECTION 13. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series C Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECTION 14. No Preemptive Rights. No holder of Series C Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series C Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its General Counsel and Assistant Secretary as of the date first written above.

DIGITAL REALTY TRUST, INC.

By:	/s/ Michael F. Foust
Name:	Michael F. Foust
Title:	Chief Executive Officer

ATTEST:

DIGITAL REALTY TRUST, INC.

By:	/s/ Joshua A. Mills
Name:	Joshua A. Mills
Title:	General Counsel and Assistant Secretary

Signature Page to Articles Supplementary

DIGITAL REALTY TRUST, INC.

ARTICLES OF AMENDMENT

Digital Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in their entirety the first two sentences of Section 5.1 of Article V and inserting in lieu thereof two new sentences to read as follows:

The Corporation has authority to issue 155,000,000 shares of stock, consisting of 125,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and 30,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $1,550,000.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 120,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, and 20,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $1,200,000.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 155,000,000 shares of stock, consisting of 125,000,000 shares of Common Stock, $.01 par value per share, and 30,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,550,000.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by Section 2-105(a)(12) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 30th day of January, 2008.

ATTEST:		DIGITAL REALTY TRUST, INC.

/s/ Joshua Mills		By:	/s/ James Trout	(SEAL)
Name:	Joshua Mills	Name:	James Trout
Title:	Assistant Secretary	Title:	Senior Vice President

DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

13,800,000 SHARES OF

5.500% SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK

FEBRUARY 5, 2008

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on October 26, 2004 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on January 28, 2008, has authorized the classification and designation of up to 12,000,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of the authorized but unissued preferred stock of the Company, par value $.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, the issuance of a maximum of 12,000,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of such class of Preferred Stock, and, pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, up to a maximum of 12,000,000 shares (plus up to an additional 15% to cover any underwriter over-allotment option) of Preferred Stock, (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department, and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “5.500% Series D Cumulative Convertible Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 5.500% Series D Cumulative Convertible Preferred Stock, and authorizing the issuance of up to 12,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option) shares of 5.500% Series D Cumulative Convertible Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as 5.500% Series D Cumulative Convertible Preferred Stock are as follows (the “Series D Terms”), which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

SECTION 1. Designation and Number. A series of Preferred Stock, designated the “5.500% Series D Cumulative Convertible Preferred Stock” (the “Series D Preferred Stock”), is hereby established. The number of shares of Series D Preferred Stock shall be 13,800,000.

SECTION 2. Rank. The Series D Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the Company’s common stock, par value $.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series D Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) on parity with the Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, the Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, and the Series C Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company and with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series D Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series D Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series D Preferred Stock prior to conversion or exchange. The Series D Preferred Stock will rank junior in right of payment to the Company’s other existing and future debt obligations.

SECTION 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series D Preferred Stock as to dividends, the holders of shares of the Series D Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.500% per annum of the $25.00 liquidation preference per share of the Series D Preferred Stock (equivalent to the fixed annual amount of $1.375 per share of the Series D Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series D Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing March 31, 2008; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment

Date to such next succeeding Business Day. The amount of any dividend payable on the Series D Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series D Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series D Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on March 31, 2008. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include March 31, 2008, and other than the Dividend Period during which any shares of Series D Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the day preceding the call date with respect to the shares of Series D Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series D Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series D Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series D Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 7 hereof), unless full cumulative dividends on the Series D Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.

(e) Holders of shares of Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series D Preferred Stock as provided herein. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series D Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

SECTION 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, junior to the Series D Preferred Stock, the holders of shares of Series D Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to liquidation rights, on parity with the Series D Preferred Stock in the distribution of assets, then the holders of the Series D Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series D Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series D Preferred Stock shall not be added to the Company’s total liabilities.

SECTION 5. Redemption.

(a) The Company shall have the right to redeem shares of the Series D Preferred Stock in order to preserve the Company’s status as a REIT for federal tax purposes, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the liquidation preference of the Series D Preferred Stock to be redeemed plus an amount equal to all accrued and unpaid dividends up to, but not including, the date fixed for redemption, without interest; provided that if the redemption date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Company shall pay such dividends to the holder of record of such shares of Series D Preferred Stock on the Dividend Record Date, and the redemption price shall be equal to 100% of the liquidation preference of the Series D Preferred Stock to be redeemed.

(b) If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit and the Aggregate Stock Ownership Limit (each, as defined in Section 7(a)). If redemption is to be by lot and, as a result, any holder of shares of Series D Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each, as defined in Section 7(a)) in excess of the Ownership Limit (as defined in Section 7(a)), the Aggregate Stock Ownership Limit or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(i) because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series D Preferred Stock of such holder such that no holder will hold an amount of Series D Preferred Stock in excess of the applicable ownership limit subsequent to such redemption. Holders of Series D Preferred Stock to be redeemed shall surrender such Series D Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series D Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as no dividends are in arrears, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series D Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series D Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) [Intentionally Omitted.]

(d) [Intentionally Omitted.]

(e) [Intentionally Omitted.]

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series D Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series D Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock for which a notice of redemption has been given.

(g) All shares of the Series D Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series D Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series D Preferred Stock owned by a stockholder in excess of the Ownership Limit shall be subject to the provisions of this Section 5 and Section 7 of these Articles Supplementary.

SECTION 6. Voting Rights.

(a) Holders of the Series D Preferred Stock shall not have any voting rights, except as set forth in this Section 6.

(b) Whenever dividends on any shares of Series D Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend

Default”), the holders of such Series D Preferred Stock (voting together as a single class with all other classes or series of preferred stock of the Company upon which like voting rights have been conferred and are exercisable (“Parity Preferred”), including the Series A Cumulative Redeemable Preferred Stock, the Series B Cumulative Redeemable Preferred Stock and the Series C Cumulative Convertible Preferred Stock of the Company) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series D Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualifies or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with Section 6(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series D Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series D Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series D Preferred Stock and Parity Preferred, a special meeting of the holders of Series D Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series D Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series D Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series D Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series D Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series D Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series D Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series D Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series D Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Series D Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series D Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

(f) So long as any shares of Series D Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series D Preferred Stock and each other class or series of preferred stock ranking on parity with the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series D Preferred Stock receive the greater of the full trading price of the Series D Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series D Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series D Preferred Stock shall not be entitled to vote with respect to: (a) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (b) any increase in the number of authorized shares of Series D Preferred Stock or the creation or issuance of any other class or series of capital stock, or (c) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (a), (b) or (c) above ranking on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series D Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series D Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series D Preferred Stock.

(g) The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series D Preferred Stock may vote (as expressly provided herein), each share of Series D Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

SECTION 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 7 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article 6 of the Charter.

“Beneficial Ownership” shall mean ownership of Series D Preferred Stock by a Person who is or would be treated as an owner of such Series D Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856 (h)(1) (b) and 856 (h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” has the meaning set forth in Article 6 of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(a), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All Section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Common Stock Ownership Limit” has the meaning set forth in Article 6 of the Charter.

“Constructive Ownership” shall mean ownership of Series D Preferred Stock by a Person who is or would be treated as an owner of such Series D Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the NYSE of the Series D Preferred Stock on the Trading Day immediately preceding the relevant date, or if the Series D Preferred Stock is not then traded on the NYSE, the last reported sales price of the Series D Preferred Stock on the Trading Day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series D Preferred Stock may be traded, or if the Series D Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series D Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“NYSE” means the New York Stock Exchange, Inc.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series D Preferred Stock of the Company. The number and value of shares of outstanding Series D Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), association, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series D Preferred Stock provided that the ownership of such shares of Series D Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these

Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series D Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the record holder of the Series D Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series D Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series D Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series D Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights) convertible into or exchangeable for Series D Preferred Stock, whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series D Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 7(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 7(l):

(A) except as provided in Section 7(i) of these Articles Supplementary, (1) no Person shall Beneficially Own Series D Preferred Stock in excess of the Ownership Limit and (2) no Person shall Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit;

(B) except as provided in Section 7(i) of these Articles Supplementary, (1) no Person shall Constructively Own Series D Preferred Stock in excess of the Ownership Limit and (2) no Person shall Constructively own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit;

(C) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Beneficially or Constructively Own Series D Preferred Stock which, taking into account the Common Stock of the Company into which it is convertible and any other Common Stock of the Company Beneficially or Constructively owned by such Person, would result in the Person’s ownership of Common Stock in violation of the Common Stock Ownership Limit;

(D) no Person shall Beneficially Own or Constructively Own Series D Preferred Stock which, taking into account any other Capital Stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(b) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series D Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, (i) then that number of shares of Series D Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series D Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series D Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 7(l) and prior to the Restriction Termination Date, any Transfer of Series D Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series D Preferred Stock.

(c) Transfers of Series D Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 7(b)(ii) of these Articles Supplementary, such Series D Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi) of these Articles Supplementary.

(ii) Series D Preferred Stock held by the Trustee shall be issued and outstanding Series D Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series D Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series D Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series D Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series D Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series D Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series D Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series D Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series D Preferred Stock prior to the discovery by the Company that the Series D Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series D Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series D Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series D Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series D Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series D Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series D Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series D Preferred Stock at Market Price, the Market Price of such shares of Series D Preferred Stock on the day of the event which resulted in the transfer of such shares of Series D Preferred Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series D Preferred Stock held in the Trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 7(c)(iii). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series D Preferred Stock have been transferred to the Trustee, such shares of Series D Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series D Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series D Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series D Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series D Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series D Preferred Stock at Market Price, the Market Price of such shares of Series D Preferred Stock on the day of the event which resulted in the transfer of such shares of Series D Preferred Stock to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 7(c)(iii). The Company shall have the right to accept such offer until the Trustee has sold the shares of Series D Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series D Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series D Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series D Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series D Preferred Stock of the Company in violation of Section 7(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series D Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 7(b)(ii) and any Transfer in violation of Section 7(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series D Preferred Stock in violation of Section 7(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series D Preferred Stock and each Person (including the stockholder of record) who is holding Series D Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 7(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of these Articles Supplementary, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7(l) of these Articles Supplementary). In the event Section 7 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series D Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series D Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series D Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series D Preferred Stock based upon the relative number of the shares of Series D Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 7(b)(i)(D), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series D Preferred Stock in violation of Section 7(b)(i)(A) or Section 7(b)(i)(C) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 7(b)(i)(D), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning shares of Series D Preferred Stock in violation of Section 7(b)(i)(B) or Section 7(b)(i)(C) if the Board of Directors determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 7(b)(i)(D) and the remainder of this Section 7(i)(iii), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership of Series D Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series D Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series D Preferred Stock in excess of such percentage ownership of Series D Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a person an exemption under Section 7(i)(i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b) of these Articles Supplementary) will result in such Series D Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 7(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series D Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

“THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Restriction on Ownership and Transfer

“THE SHARES OF 5.500% SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK (“SERIES D PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES D PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES D PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES D PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S CAPITAL STOCK WITH A VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE COMPANY’S OUTSTANDING CAPITAL STOCK; (iii) NO PERSON

MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES D PREFERRED STOCK THAT, TAKING INTO ACCOUNT THE COMPANY COMMON STOCK INTO WHICH IT IS CONVERTIBLE AND ANY OTHER COMMON STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN SUCH PERSON’S OWNERSHIP OF COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE COMPANY; (iv) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES D PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (v) NO PERSON MAY TRANSFER SERIES D PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES D PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES D PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES D PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES D PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES D PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

(k) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series D Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 7 after such settlement.

(m) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series D Preferred Stock notwithstanding any contrary provisions of the Series D Preferred Stock provided for elsewhere in these Articles Supplementary.

SECTION 8. Conversion Rights.

(a) Definitions. For the purposes of this Section 8 of these Articles Supplementary, the following terms shall have the following meanings:

“Closing Sale Price” per share of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the NYSE or, if the Common Stock is not reported by the NYSE, in composite transactions for the principal other U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

“Conversion Date” has the meaning set forth in Section 8(b)(ii) of these Articles Supplementary.

“Conversion Option” means the Company’s option to convert some or all of the Series D Preferred Stock into that number of shares of Common Stock that are issuable at the then-applicable conversion rate as described in Section 8(c) of these Articles Supplementary.

“Conversion Price” per share of Series D Preferred Stock as of any date means the liquidation preference of such share of Series D Preferred Stock divided by the then applicable Conversion Rate.

“Conversion Rate” means initially 0.5955 shares of Common Stock per $25.00 liquidation preference, subject to adjustment in certain events as set forth in this Section 8 of these Articles Supplementary.

“DTC” means The Depository Trust Company or any successor entity.

“Fundamental Change” shall be deemed to have occurred at such time as:

(i) the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of its consolidated assets) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock are exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

(ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, the Company’s operating partnership subsidiary, Digital Realty Trust, L.P. (the “Operating Partnership”) or any of the Company’s or the Operating Partnership’s majority-owned subsidiaries or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Company’s capital stock of then outstanding entitled to vote generally in elections of directors (for the avoidance of doubt the ownership of limited partnership units of the Operating Partnership shall not be deemed to constitute beneficial ownership of the Company’s capital stock); or

(iii) during any period of 12 consecutive months after the date of original issuance of the Series D Preferred Stock, persons who at the beginning of such 12 month period constituted the Company’s board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Company’s board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s board of directors.

“Fundamental Change Conversion Right” has the meaning set forth in Section 8(l)(i) of these Articles Supplementary.

“Market Price” means, with respect to any Fundamental Change Conversion Date, the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Conversion Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such ten Trading Day period and ending on the Fundamental Change Conversion Date of any event requiring an adjustment of the Conversion Rate as described under Section 8(h); provided that in no event shall the market price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

“NYSE” means the New York Stock Exchange, Inc.

“SEC” means the U.S. Securities and Exchange Commission.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

(b) Conversion at Holder’s Option.

(i) Holders of shares of Series D Preferred Stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of Series D Preferred Stock into Common Stock at the then applicable Conversion Rate.

(ii) The Company shall not issue fractional shares of Common Stock upon the conversion of shares of Series D Preferred Stock. Instead, the Company shall pay the cash value of such fractional shares based upon the Closing Sale Price of its Common Stock on the Trading Day (as defined in this Section 8) immediately prior to (A) the date on which the certificate or certificates representing the shares of Series D Preferred Stock to be converted are surrendered, accompanied by a written notice of conversion and any required transfer taxes (the “Conversion Date”), or (B) the effective date for the Company’s Conversion Option, as the case may be.

(iii) A holder of shares of Series D Preferred Stock is not entitled to any rights of a common stockholder of the Company until such holder of shares of Series D Preferred Stock has converted its shares of Series D Preferred Stock or unless the Company has exercised its Conversion Option, and only to the extent the shares of Series D Preferred Stock are deemed to have been converted into shares of Common Stock under these Articles Supplementary.

(iv) Notwithstanding anything herein to the contrary, holders of shares of Series D Preferred Stock may not convert their outstanding shares of Series D Preferred Stock into Common Stock if such conversion would cause the holder to violate the Aggregate Stock Ownership Limit or Common Stock Ownership Limit or otherwise result in the Company failing to qualify as a REIT.

(v) Conversion Procedures. Holders of shares of Series D Preferred Stock may convert some or all of their shares by surrendering to the Company at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates for the shares of Series D Preferred Stock to be converted, accompanied by a written notice stating that the holder of shares of Series D Preferred Stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this Section 8 and specifying the name or names in which the holder of shares of Series D Preferred Stock wishes the certificate or certificates for the shares of Common Stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of Series D Preferred Stock, the notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than such transfer taxes, the

Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock. The date on which the Company has received all of the surrendered certificate or certificates, the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to the Company’s satisfaction that those taxes have been paid, shall be deemed the Conversion Date with respect to a share of Series D Preferred Stock. As promptly as practicable after the Conversion Date with respect to any shares of Series D Preferred Stock, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holders of shares of such Series D Preferred Stock, or the transferee of the holder of such shares of Series D Preferred Stock, shall be entitled and (B) if less than the full number of shares of Series D Preferred Stock represented by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion shall be deemed to have been made at the close of business on the Conversion Date so that the rights of the holder of shares of Series D Preferred Stock as to the shares being converted shall cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time on that date.

(vi) In lieu of the foregoing procedures, if the Series D Preferred Stock is held in global certificate form, the holder of shares of Series D Preferred Stock must comply with the procedures of DTC to convert its beneficial interest in respect of the Series D Preferred Stock represented by a global stock certificate of the Series D Preferred Stock.

(vii) If any shares of Series D Preferred Stock are to be converted pursuant to the Company’s Conversion Option, the right of a holder of such to voluntarily convert those shares of Series D Preferred Stock shall terminate if the Company has not received the conversion notice of such holder of such shares of Series D Preferred Stock by 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for conversion pursuant to the Company’s Conversion Option.

(viii) If more than one share of Series D Preferred Stock is surrendered for conversion by the same holder at the same time, the number of whole shares of Common Stock issuable upon conversion of those shares of Series D Preferred Stock shall be computed on the basis of the total number of shares of Series D Preferred Stock so surrendered.

(c) Company Conversion Option.

(i) On or after February 6, 2013, the Company may exercise its Conversion Option, as described below, but only if (A) the Closing Sale Price of the Common Stock equals or exceeds 130% of the then-applicable Conversion Price per share of the Series D Preferred Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period) ending on the Trading Day immediately prior to the Company’s issuance of a press release announcing the exercise of its Conversion Option as described below in paragraph (iii); and (B) on or prior to the Effective Date of the exercise of its Conversion Option, the Company has either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on the Series D Preferred Stock.

(ii) If the Company converts less than all of the outstanding shares of Series D Preferred Stock, the Company’s transfer agent shall select the shares by lot, on a pro rata basis or in accordance with any other method the transfer agent considers fair and appropriate. The Company may convert the Series D Preferred Stock only in a whole number of shares of Series D Preferred Stock. If a portion of a holder’s Series D Preferred Stock is selected for partial conversion by the Company and the holder converts a portion of such Series D Preferred Stock, the number of shares of Series D Preferred Stock subject to conversion by the Company shall be reduced by the number of shares that the holder converted.

(iii) To exercise its Conversion Option described above, the Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 8(c)(i) are met, announcing such conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of shares of Series D Preferred Stock (not more than four Trading Days after the date of the press release) and, if required by the rules and regulations of the SEC, the Company shall file a Current Report on Form 8-K (or make such other filing on an appropriate form as may be permitted by the rules and regulations of the SEC), of the exercise of the Company’s Conversion Option announcing its intention to convert Series D Preferred Stock. The Effective Date for the Company’s Conversion Option shall be the date that is five Trading Days after the date on which the Company issues such press release.

(iv) In addition to any information required by applicable law or regulation, the press release and notice of the exercise of the Company’s Conversion Option referred to in paragraph (iii) above shall state, as appropriate: (A) the Effective Date for its Conversion Option; (B) the number of shares of Common Stock to be issued upon conversion of each share of Series D Preferred Stock; (C) the number of shares of Series D Preferred Stock to be converted; and (D) that dividends on the shares of Series D Preferred Stock to be converted shall cease to accrue on the Effective Date for the Company’s Conversion Option (and no dividends on such converted shares shall be payable except as provided in these Articles Supplementary).

(d) Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights out of the Company’s authorized but unissued shares of capital stock, for issuance upon the conversion of shares of Series D Preferred Stock, a number of the Company’s authorized but unissued shares of Common Stock that shall from time to time be sufficient to permit the conversion of all outstanding shares of Series D Preferred Stock.

(e) Compliance with Laws; Validity, etc., of Common Stock. Before the delivery of any securities upon conversion of shares of Series D Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations. All shares of Common Stock delivered upon conversion of shares of Series D Preferred Stock shall, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

(f) Payment of Dividends Upon Conversion; Optional Conversion.

(i) If a holder of shares of Series D Preferred Stock exercises its conversion rights, upon delivery of the shares of Series D Preferred Stock for conversion, those shares of Series D Preferred Stock shall cease to cumulate dividends as of the end of the Conversion Date, and the holder of shares of Series D Preferred Stock shall not receive any cash payment in an amount equal to accrued and unpaid dividends on the shares of Series D Preferred Stock, except in those limited circumstances discussed below in this Section 8(f). Except as provided below in this Section 8(f), the Company shall make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of Series D Preferred Stock converted at the election of holders of such shares.

(ii) If the Company receives a conversion notice before the close of business on a Dividend Record Date, the holder of shares of Series D Preferred Stock shall not be entitled to receive any portion of the dividend payable on such shares of converted stock on the corresponding Dividend Payment Date.

(iii) If the Company receives a conversion notice after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the holder of shares of Series D Preferred Stock on the Dividend Record Date will receive on that Dividend Payment Date accrued dividends on those shares of Series D Preferred Stock, notwithstanding the conversion of those shares of Series D Preferred Stock prior to that Dividend Payment Date, because that holder of shares of Series D Preferred Stock will have been the holder of record of shares of Series D Preferred Stock on the corresponding Dividend Record Date. At the time that such holder of shares of Series D Preferred Stock surrenders shares of Series D Preferred Stock for conversion, however, it shall pay to the Company an amount equal to the dividend that has accrued and that will be paid on the related Dividend Payment Date; provided that no such payment need be made if the Company has specified a Fundamental Change Repurchase Date relating to a Fundamental Change that is after a Dividend Record Date and on or prior to the Dividend Payment Date to which that Dividend Record Date relates.

(iv) If the holder of shares of Series D Preferred Stock is a holder of shares of Series D Preferred Stock on a Dividend Record Date and converts such shares of Series D Preferred Stock into shares of Common Stock on or after the corresponding Dividend Payment Date such holder of shares of Series D Preferred Stock shall be entitled to receive the dividend payable on such shares of Series D Preferred Stock on such corresponding Dividend Payment Date, and the holder of shares of Series D Preferred Stock shall not need to include payment of the amount of such dividend upon surrender for conversion of shares of Series D Preferred Stock.

(g) Payment of Dividends Upon Conversion; Company Conversion Option.

(i) If the Company converts shares of Series D Preferred Stock pursuant to its Conversion Option, on or prior to the Effective Date of the Conversion Option, the Company must first declare and pay, or declare and set apart for payment, any unpaid dividends that are in arrears on Series D Preferred Stock.

(ii) If the Company exercises its Conversion Option and the Effective Date is after the close of business on a Dividend Payment Date and prior to the close of business on the next Dividend Record Date, the holder of shares of Series D Preferred Stock shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date. Accordingly, if the Company converts shares of Series D Preferred Stock and the effective date is after the close of business on a Dividend Payment Date and prior to the close of business on the next Dividend Record Date, holders of shares of Series D Preferred Stock shall forego the right to receive any dividends accruing from such Dividend Payment Date to the Effective Date.

(iii) If the Company exercises its Conversion Option and the Effective Date is on or after the close of business on any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends payable for such period with respect to the shares of Series D Preferred Stock called for a conversion on such date, shall be payable on such Dividend Payment Date to the holder of such shares of Series D Preferred Stock on such Dividend Record Date.

(h) Conversion Rate Adjustments. The Company shall adjust the conversion rate from time to time as follows:

(i) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 x OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and

OS0 = the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (i) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company distributes to all holders of Common Stock any rights, warrants or options entitling them, for a period expiring not more than 45 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Closing Sale Price per share of Common Stock on the business day immediately preceding the time of announcement of such distribution, the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 x (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the applicable Closing Sale Price per share of Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company’s board of directors. If any right, warrant or option described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Company shall adjust the new conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(iii) If the Company distributes shares of its capital stock, evidence of indebtedness or other assets or property to all holders of Common Stock, excluding (A) dividends, distributions, rights, warrants or options referred to in paragraph (i) or (ii) above; (B) dividends or distributions paid exclusively in cash; and (C) spin-offs, as described below in this paragraph (iii) then the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 x SP0/(SP0 – FMV)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Company’s board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution;

provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Company is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series D Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Company are distributed to holders of Common Stock, for each share of Series D Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Company such holder of Series D Preferred Stock would have received had such holder of Series D Preferred Stock owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the conversion rate in effect on the ex-dividend date for such distribution, and the aggregate liquidation preference of Series D Preferred Stock held by such holder and the denominator of which is twenty-five ($25.00).

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to one of the Company’s subsidiaries or other business unit (a “spin-off”) the conversion rate in effect immediately before the 10th Trading Day from and including the effective date of the spin-off shall be adjusted based on the following formula:

CR1 = CR0 x (FMV0+MP0 )/ MP0

where

CR0 = the conversion rate in effect immediately prior to the 10th Trading Day immediately following, and including, the effective date of the spin-off;

CR1 = the new conversion rate in effect immediately on and after the 10th Trading Day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off; and

MP0 = the average of the Closing Sale Prices per share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any spin-off, references within this paragraph (iii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the Conversion Date in determining the applicable conversion rate.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be re-adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If the Company makes any cash dividend or distribution to all holders of outstanding shares of Common Stock (excluding any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up) during any of its quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.31 (subject to adjustment) (the “reference dividend”), multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0 – C)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

C = the amount in cash per share that the Company distributes to holders of Common Stock that exceeds the reference dividend;

provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series D Preferred Stock shall have the right to receive on the date such cash is distributed to holders of Common Stock, for each share of Series D Preferred Stock, the amount of cash such holder of Series D Preferred Stock would have received had such holder of Series D Preferred Stock owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the conversion rate in effect on the ex-dividend date for such dividend or distribution, and the aggregate principal amount of Series D Preferred Stock held by such holder and the denominator of which is twenty-five ($25.00).

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be re-adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment shall be made to the reference dividend amount for any adjustment made to the conversion rate under this paragraph (iv).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph (iv) as a result of a distribution that is not a quarterly dividend, the reference dividend amount shall be deemed to be zero.

(v) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Company’s board of directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the Closing Sale Price per share of Common Stock for the Trading Day immediately following the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate shall be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Company shall re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

(vi) If the Company has in effect a rights plan while any shares of Series D Preferred Stock remain outstanding, holders of shares of Series D Preferred Stock shall receive, upon a conversion of such shares in respect of which the Company has elected to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Company’s board of directors may adopt have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of shares of Series D Preferred Stock would not be entitled to receive any rights in respect of Common Stock that the Company elects to deliver upon conversion of shares of Series D Preferred Stock, the Company shall adjust the conversion rate at the time of separation as if the Company had distributed to all holders of the Company’s capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(vii) Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (iv) and (v) above, in no event shall the conversion rate exceed 0.6997 shares of Common Stock per $25.00 liquidation preference, subject to adjustment pursuant to paragraphs (i), (ii) and (iii) above. In no event shall the Conversion Price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.

(viii) The Company shall not make any adjustment to the conversion rate if holders of shares of Series D Preferred Stock are permitted to participate, on an as-converted basis, in the transactions described in paragraphs (i) through (vi) above.

(ix) The conversion rate shall not be adjusted except as specifically set forth in this Section 8 to these Articles Supplementary. Without limiting the foregoing, the conversion rate shall not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities or those of the Operating Partnership and the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Company’s present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of the Operating Partnership; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of Series D Preferred Stock were first issued; (D) a change in the par value of Common Stock; (E) accumulated and unpaid dividends or distributions; and (F) the issuance of limited partnership units by the Operating Partnership and the issuance of shares of Common Stock or the payment of cash upon redemption thereof.

(x) No adjustment in the conversion rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the shares of Series D Preferred Stock are called for redemption, all adjustments not previously made shall be made on the applicable redemption date.

(xi) Except as described in this Section 8 of these Articles Supplementary, the Company shall not adjust the conversion rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities.

(i) Effect of Business Combinations. In the case of the following events (each a “business combination”):

(i) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination);

(ii) a consolidation, merger or combination involving the Company;

(iii) a sale, conveyance or lease to another corporation of all or substantially all of the Company’s property and assets (other than to one or more of the Company’s subsidiaries); or

(iv) a statutory share exchange,

in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, a holder of shares of Series D Preferred Stock shall be entitled thereafter to convert such shares of Series D Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the holder of shares of Series D Preferred Stock would have owned or been entitled to receive upon such business combination as if such holder of shares of Series D Preferred Stock held a number of shares of Common Stock equal to the conversion rate in effect on the effective date for such business combination, multiplied by the number of shares of Series D Preferred Stock held by such holder of shares of Series D Preferred Stock. If such business combination also constitutes a Fundamental Change, a holder of shares of Series D Preferred Stock converting such shares shall not receive a make-whole premium pursuant to Section 8(k) hereof if such holder does not convert its shares of Series D Preferred Stock “in connection with” (as described in Section 8(k)(i)) the relevant Fundamental Change. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in such business combination, the Company shall make adequate provision whereby the holders of shares of Series D Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of Series D Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by the holders of shares of Series D Preferred Stock who participate in such determination, shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by holders of Common Stock and (2) two business days prior to the anticipated effective date of the business combination.

The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of Series D Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Company’s transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the holders of shares of Series D Preferred Stock shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of Series D Preferred Stock to convert such holder’s shares of Series D Preferred Stock into shares of Common Stock prior to the effective date of such business combination.

(j) Optional Increase to Conversion Rate. To the extent permitted by law, the Company may, from time to time, increase the conversion rate for a period of at least 20 days if the Company’s board of directors determines that such an increase would be in the Company’s best interests. Any such determination by the Company’s board of directors shall be conclusive. In addition, the Company may increase the conversion rate if the Company’s board of directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any distribution of Common Stock or similar event. The Company shall give holders of shares of Series D Preferred Stock at least 15 business days’ notice of any increase in the conversion rate.

(k) Adjustment to Conversion Rate upon Certain Fundamental Changes. The Company shall adjust the conversion rate from time to time as follows:

(i) If, on or prior to February 6, 2015, a Fundamental Change takes place and a holder converts the Series D Preferred Stock in connection with such Fundamental Change, the Company shall increase, as described below, the conversion rate applicable to shares that are surrendered for conversion. A conversion of the Series D Preferred

Stock shall be deemed for these purposes to be “in connection with” a Fundamental Change if the Conversion Date occurs from and including the effective date of such Fundamental Change to, and including, the Fundamental Change Conversion Date (as defined in Section 8(l)(vii)) for that Fundamental Change.

(ii) The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of Series D Preferred Stock of the anticipated effective date of any proposed Fundamental Change which shall occur on or prior to February 6, 2015. The Company shall make this mailing or publication at least 15 days before the anticipated effective date of the Fundamental Change. In addition, no later than the third business day after the completion of such Fundamental Change, the Company shall make an additional notice announcing such completion.

(iii) If a holder elects to convert in connection with a Fundamental Change on or prior to February 6, 2015, the Company shall increase the Conversion Rate by reference to the table below, based on the date when the Fundamental Change becomes effective (the “effective date”), and the applicable price. If the Fundamental Change is a transaction or series of related transactions and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Common Stock in the Fundamental Change consists solely of cash, then the applicable price shall be the cash amount paid per share of Common Stock in the transaction. If the transaction is an asset sale and the consideration paid for the Company’s property and assets (or for the property and assets of the Company and its subsidiaries on a consolidated basis) consists solely of cash, then the applicable price shall be the cash amount paid for the Company’s property and assets, expressed as an amount per share of Common Stock outstanding on the effective date of the asset sale. In all other cases, the applicable price shall be the average of the Closing Sale Price per share of Common Stock for the ten consecutive Trading Days immediately preceding the effective date. The Company’s board of directors shall make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during those ten consecutive Trading Days.

(iv) The following table sets forth the number of additional shares of Common Stock per $25.00 liquidation preference of Series D Preferred Stock that shall be added to the Conversion Rate applicable to Series D Preferred Stock that are converted in connection with a Fundamental Change (the “make-whole premium”). If an event occurs that requires an adjustment to the Conversion Rate, the Company shall, on the date the Company must adjust the Conversion Rate, adjust each applicable price set forth in the column headers of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction (A) whose numerator is the Conversion Rate in effect immediately before the adjustment; and (B) whose denominator is the adjusted Conversion Rate.

In addition, the Company shall adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, the Company must adjust the Conversion Rate as described in Section 8(h).

Number of Additional Shares of Common Stock Issuable

per $25.00 Liquidation Preference

	Common Stock Share Price
Effective Date	$35.73	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00
February 6, 2008	0.1042	0.0871	0.0698	0.0573	0.0478	0.0406	0.0350	0.0305	0.0268	0.0238	0.0213	0.0192
March 31, 2009	0.1042	0.0882	0.0695	0.0560	0.0460	0.0385	0.0327	0.0282	0.0246	0.0217	0.0194	0.0174
March 31, 2010	0.1042	0.0866	0.0664	0.0520	0.0415	0.0338	0.0281	0.0237	0.0204	0.0177	0.0157	0.0140
March 31, 2011	0.1042	0.0841	0.0619	0.0461	0.0350	0.0271	0.0214	0.0174	0.0145	0.0123	0.0107	0.0095
March 31, 2012	0.1042	0.0812	0.0555	0.0371	0.0246	0.0164	0.0113	0.0082	0.0063	0.0052	0.0044	0.0039
March 31, 2013	0.1042	0.0821	0.0526	0.0279	0.0050	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
March 31, 2014	0.1042	0.0840	0.0539	0.0288	0.0051	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 6, 2015	0.1042	0.0839	0.0531	0.0279	0.0071	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(v) The exact applicable share price and effective date may not be set forth in the table above, in which case (A) if the actual applicable share price is between two applicable prices listed in the table above, or the actual effective date is between two dates listed in the table above, the Company shall determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable; (B) if the actual applicable price is greater than $90.00 per share (subject to adjustment), the Company shall not increase the Conversion Rate as described above and no additional shares shall be issuable upon conversion; and (C) if the actual applicable price is less than $35.73 per share (subject to adjustment), the Company shall not increase the Conversion Rate as described above and no additional shares shall be issuable upon conversion.

(vi) The Company shall not increase the Conversion Rate as described in this Section 8(k) of these Articles Supplementary to the extent the increase will cause the Conversion Rate to exceed 0.6997, provided the Company shall adjust this maximum conversion rate in the same manner in which, and for the same events for which, the Company must adjust the Conversion Rate as described in Section 8(h).

(l) Special Conversion Right of Series D Preferred Stock upon a Fundamental Change; Company Repurchase Right.

(i) On or prior to February 6, 2015, in the event of a Fundamental Change, when the applicable price of Common Stock described in Section 8(k)(iii) of these Articles Supplementary is less than $35.73 per share, then each holder of Series D Preferred Stock shall have the special right (the “Fundamental Change Conversion Right”), in addition to any other applicable conversion right, to convert some or all of the Series D Preferred Stock on the relevant Fundamental Change Conversion Date into a number of shares of Common Stock per $25.00 liquidation preference equal to such liquidation preference plus an amount equal to accrued and unpaid dividends to, but not including, such Fundamental Change Conversion Date, divided by 98% of the Market Price of Common Stock (the “Fundamental Change Conversion Rate”). The Market Price of Common Stock shall be determined prior to the applicable Fundamental Change Conversion Date. A holder of Series D Preferred Stock which has elected to convert such shares otherwise than pursuant to the Fundamental Change Conversion Right shall not be able to exercise the Fundamental Change Conversion Right.

(ii) If a holder of Series D Preferred Stock elects to convert Series D Preferred Stock as described in Section 8(l)(i) of these Articles Supplementary, the Company may elect, in lieu of that conversion, to repurchase for cash some or all of such Series D Preferred Stock at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the liquidation preference of the Series D Preferred Stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, such Fundamental Change Conversion Date, or the Fundamental Change Repurchase Price; provided that if the relevant Fundamental Change Conversion Date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Company shall pay such dividends to the holder of record on the corresponding Dividend Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the liquidation preference of the Series D Preferred Stock to be repurchased.

(iii) If the Company elects to repurchase Series D Preferred Stock that would otherwise be converted into Common Stock on a Fundamental Change Conversion Date, such Series D Preferred Stock shall not be converted into Common Stock and the holder of such shares shall be entitled to receive the Fundamental Change Repurchase Price in cash from the Company.

(iv) The aggregate number of shares of Common Stock issuable in connection with the exercise of the Fundamental Change Conversion Right may not exceed 14.3 million shares of Common Stock (or 16.4 million shares of Common Stock if the underwriter of the Company’s offering of the Series D Preferred Stock exercises its over-allotment option in full) or such other number of shares of Common Stock as shall then be authorized and available for issuance. If the number of shares of Common Stock issuable upon such conversion would exceed 14.3 million or 16.4 million shares of Common Stock, as the case may be, or such other number of shares of Common Stock as shall then be authorized and available for issuance, the Company shall have the option to satisfy the remainder of such conversion in shares of Common Stock that are authorized for issuance in the future. The Company shall use its best efforts to have any such additional number of shares of Common Stock authorized for issuance within 180 days of the Fundamental Change Conversion Date.

(v) (v) Within 15 days after the occurrence of a Fundamental Change, the Company shall provide to the holder of Series D Preferred Stock and the Company’s transfer agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state (A) the events constituting the Fundamental Change; (B) the date of the Fundamental Change; (C) the last date on which the holder of Series D Preferred Stock may exercise the Fundamental Change Conversion Right; (D) to the extent applicable, the Fundamental Change Conversion Rate and the Fundamental Change Repurchase Price; (E) that the Company may elect to repurchase some or all of the Series D Preferred Stock as to which the Fundamental Change Conversion Right may be exercised; (F) the method of calculating the Market Price of Common Stock; (G) the Fundamental Change Conversion Date; (H) the name and address of the paying agent and the conversion agent; (I) the Conversion Rate and any adjustment to the Conversion Rate that shall result from the Fundamental Change; (J) that Series D Preferred Stock as to which the Fundamental Change Conversion Right has been exercised may be converted at the applicable Conversion Rate, if otherwise convertible, only if the notice of exercise of the Fundamental Change Conversion Right has been properly withdrawn; and (K) the procedures that the holder of Series D Preferred Stock must follow to exercise the Fundamental Change Conversion Right.

(vi) The Company shall also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Company provides such notice to the holders of Series D Preferred Stock.

(vii) The Fundamental Change Conversion Date shall be a date no less than 20 days nor more than 35 days after the date on which the Company gives the notice described in Section 8(l)(v) of these Articles Supplementary. To exercise the Fundamental Change Conversion Right, the holder of Series D Preferred Stock shall deliver, on or before the close of business on the Fundamental Change Conversion Date, the Series D Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company’s transfer agent. The conversion notice shall state (A) the relevant Fundamental Change Conversion Date; (B) the number of Series D Preferred Stock to be converted; and (C) that the Series D Preferred Stock are to be converted pursuant to the applicable provisions of the Series D Preferred Stock. Notwithstanding the foregoing, if the Series D Preferred Stock is held in global form, the conversion notice shall comply with applicable DTC procedures.

(viii) Holders of Series D Preferred Stock may withdraw any notice of exercise of its Fundamental Change Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the business day prior to the Fundamental Change Conversion Date. The notice of withdrawal shall state (A) the number of withdrawn shares of Series D Preferred Stock; (B) if certificated shares of Series D Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and (C) the number of shares of the Series D Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series D Preferred Stock is held in global form, the notice of withdrawal shall comply with applicable DTC procedures.

(ix) Series D Preferred Stock as to which the Fundamental Change Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into shares of Common Stock in accordance with the Fundamental Change Conversion Right on the Fundamental Change Conversion Date, unless the Company has elected to repurchase such Series D Preferred Stock.

(x) The holder of any shares of Series D Preferred Stock which the Company has elected to repurchase and as to which the conversion election has not been properly withdrawn shall receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Conversion Date or the time of book-entry transfer or delivery of the Series D Preferred Stock. If the paying agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series D Preferred Stock on the business day following the Fundamental Change Conversion Date, then (A) the Series D Preferred Stock shall cease to be outstanding and dividends shall cease to accrue (whether or not book-entry transfer of the Series D Preferred Stock is made or whether or not the Series D Preferred Stock certificate is delivered to the Company’s transfer agent); and (B) all of the other rights of the holder of Series D Preferred Stock shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series D Preferred Stock).

SECTION 9. Record Holders. The Company and its transfer agent may deem and treat the record holder of any Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor its transfer agent shall be affected by any notice to the contrary.

SECTION 10. No Maturity or Sinking Fund. The Series D Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series D Preferred Stock; provided, however, that the Series D Preferred Stock owned by a stockholder in excess of the Ownership Limit shall be subject to the provisions of Section 5 and Section 7 of these Articles Supplementary.

SECTION 11. Exclusion of Other Rights. The Series D Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

SECTION 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

SECTION 13. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series D Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECTION 14. No Preemptive Rights. No holder of Series D Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series D Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its General Counsel and Assistant Secretary as of the date first written above.

DIGITAL REALTY TRUST, INC.

By:	/s/ James Trout
Name:	James Trout
Title:	Senior Vice President

ATTEST:

DIGITAL REALTY TRUST, INC.

By:	/s/ Joshua A. Mills
Name:	Joshua A. Mills
Title:	General Counsel and Assistant Secretary

[Signature Page to Articles Supplementary]

DIGITAL REALTY TRUST, INC.

ARTICLES OF AMENDMENT

Digital Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in their entirety the first two sentences of Section 5.1 of Article V and inserting in lieu thereof two new sentences to read as follows:

The Corporation has authority to issue 175,000,000 shares of stock, consisting of 145,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and 30,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $1,750,000.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 155,000,000 shares of stock, consisting of 125,000,000 shares of Common Stock, $.01 par value per share, and 30,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $1,550,000.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 175,000,000 shares of stock, consisting of 145,000,000 shares of Common Stock, $.01 par value per share, and 30,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,750,000.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by Section 2-105(a)(12) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chief Financial Officer, Chief Investment Officer and Secretary and attested to by its General Counsel and Assistant Secretary on this 23rd day of February, 2010.

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein	(SEAL)
	Name:	A. William Stein
	Title:	Chief Financial Officer, Chief Investment Officer and Secretary

ATTEST:

DIGITAL REALTY TRUST, INC.

By:	/s/ Joshua Mills
	Name:	Joshua Mills
	Title:	General Counsel and Assistant Secretary

DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

11,500,000 SHARES OF

7.000% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

SEPTEMBER 14, 2011

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on October 26, 2004 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on January 4, 2011 and July 25, 2011, has authorized the issuance, classification and designation of a number of shares of the authorized but unissued preferred stock of the Company, par value $0.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, that, on the date of issue, have a liquidation value of up to $250,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option), and, pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, provided that in no event shall the liquidation value of such shares exceed $250,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option), (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “7.000% Series E Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 7.000% Series E Cumulative Redeemable Preferred Stock, and authorizing the issuance of up to 10,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option) shares of 7.000% Series E Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as the 7.000% Series E Cumulative Redeemable Preferred Stock are as follows, which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “7.000% Series E Cumulative Redeemable Preferred Stock” (the “Series E Preferred Stock”), is hereby established. The number of shares of Series E Preferred Stock shall be 11,500,000.

Section 2. Rank. The Series E Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank: (a) senior to all classes or series of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series E Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (b) on parity with the Series C Cumulative Convertible Preferred Stock, par value $0.01 per share, and the Series D Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company and with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series E Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (c) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series E Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series E Preferred Stock prior to conversion or exchange. The Series E Preferred Stock will also rank junior in right of payment to the Company’s other existing and future debt obligations.

Section 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series E Preferred Stock as to dividends, the holders of shares of the Series E Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.000% per annum of the $25.00 liquidation preference per share of the Series E Preferred Stock (equivalent to a fixed annual amount of $1.75 per share of the Series E Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series E Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing December 30, 2011; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series E Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series E Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series E Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on December 30, 2011. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include December 31, 2011, and other than the Dividend Period during which any shares of Series E Preferred Stock shall be redeemed pursuant to Section 5 or Section 6, which shall end on and include the day preceding the call date with respect to the shares of Series E Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series E Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series E Preferred Stock (other than a

2

dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series E Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series E Preferred Stock as to dividends and upon liquidation, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 9 hereof), unless full cumulative dividends on the Series E Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) on the Series E Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series E Preferred Stock, all dividends declared upon the Series E Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series E Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears.

(e) Holders of shares of Series E Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series E Preferred Stock as provided herein. Any dividend payment made on the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid distributions on the Series E Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series E Preferred Stock, the holders of shares of Series E Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series E Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to liquidation rights, on parity with the Series E Preferred Stock in the distribution of assets, then the holders of the Series E Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series E Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series E Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other

3

corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series E Preferred Stock shall not be added to the Company’s total liabilities.

Section 5. Redemption.

(a) Shares of Series E Preferred Stock shall not be redeemable prior to September 15, 2016 except as set forth in Section 6 or to preserve the status of the Company as a REIT (as defined in Section 9(a)) for United States federal income tax purposes. In addition, the Series E Preferred Stock shall be subject to the provisions of Section 9 pursuant to which Series E Preferred Stock owned by a stockholder in excess of the Ownership Limit (as defined in Section 9(a)) shall automatically be transferred to a Trust (as defined in Section 9(a)) for the exclusive benefit of a Charitable Beneficiary (as defined in Section 9(a)).

(b) On and after September 15, 2016, the Company, at its option upon not fewer than 30 or more than 60 days’ written notice, may redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Company has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the shares of Series E Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in Section 9(a)). If redemption is to be by lot and, as a result, any holder of shares of Series E Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i), because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series E Preferred Stock of such holder such that no holder will hold an amount of Series E Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption. Holders of Series E Preferred Stock to be redeemed shall surrender such Series E Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series E Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series E Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series E Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series E Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) In the event of any redemption of the Series E Preferred Stock in order to preserve the status of the Company as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary. If the Company calls for redemption any shares of Series E Preferred Stock pursuant to and in accordance with this Section 5(c), then the

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redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the dated fixed for redemption.

(d) Unless full cumulative dividends on the Series E Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series E Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series E Preferred Stock or any class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series E Preferred Stock (except by conversion into or exchange for shares of capital stock of the Company ranking, as to dividends and upon liquidation, junior to the Series E Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series E Preferred Stock, or any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series E Preferred Stock, by the Company in accordance with the terms of Sections 5(c) and 9 of these Articles Supplementary or otherwise, in order to ensure that the Company remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock.

(e) Notice of redemption pursuant to the Redemption Right will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not fewer than 30 or more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series E Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series E Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accumulate on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series E Preferred Stock. If fewer than all of the shares of Series E Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Company shall not be required to provide notice to the holder of Series E Preferred Stock in the event such holder’s Series E Preferred Stock is redeemed in accordance with Sections 5(c) and 9 of these Articles Supplementary to preserve the Company’s status as a REIT.

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series E Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series E Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock for which a notice of redemption has been given.

(g) All shares of the Series E Preferred Stock redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Company, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series E Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series E Preferred Stock owned by a stockholder in excess of

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the applicable ownership limit shall be subject to the provisions of this Section 5 and Section 9 of these Articles Supplementary.

Section 6. Special Optional Redemption by the Company.

(a) Upon the occurrence of a Change of Control (as defined below), the Company will have the option upon written notice mailed by the Company, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Company, to redeem shares of the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series E Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series E Preferred Stock will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series E Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accumulate on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series E Preferred Stock; (viii) that the shares of Series E Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the shares of Series E Preferred Stock to which the notice relates will not be able to tender such shares of Series E Preferred Stock for conversion in connection with the Change of Control and each share of Series E Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the shares of Series E Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as

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practicable without creating fractional shares) by lot or in such other equitable method determined by the Company that will not result in a violation of the Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in Section 9(a)). If such redemption pursuant to the Special Optional Redemption Right is to be by lot and, as a result, any holder of shares of Series E Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such limit as permitted by the Board of Directors or a committee thereof pursuant to Section 9(i), because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series E Preferred Stock of such holder such that no holder will hold an amount of Series E Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption.

(c) If the Company has given a notice of redemption pursuant to the Special Optional Redemption Right and has set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series E Preferred Stock called for redemption, then from and after the redemption date, those shares of Series E Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series E Preferred Stock will terminate. The holders of those shares of Series E Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest. So long as full cumulative dividends on the Series E Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series E Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series E Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(d) The holders of Series E Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to the Series E Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series E Preferred Stock pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Company’s default in the payment of the dividend due. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock for which a notice of redemption pursuant to the Special Optional Redemption Right has been given.

(e) All shares of the Series E Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Company, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series E Preferred Stock shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever dividends on any shares of Series E Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series E Preferred Stock (voting together as a single class with all other classes or series of preferred stock of the Company upon which like voting rights have been conferred and are exercisable (“Parity Preferred”), including the Series C Cumulative Convertible Preferred Stock and the Series D Cumulative Convertible Preferred Stock of the Company) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series E Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting

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called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series E Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series E Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series E Preferred Stock and Parity Preferred, a special meeting of the holders of Series E Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series E Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series E Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series E Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series E Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series E Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series E Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series E Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series E Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment, the right of the holders of Series E Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series E Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 7(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series E Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

(f) So long as any shares of Series E Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series E Preferred Stock and each other class or series of preferred stock ranking on parity with the Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized

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shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series E Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series E Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series E Preferred Stock receive the greater of the full trading price of the Series E Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series E Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series E Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (B) any increase in the number of authorized shares of Series E Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series E Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series E Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series E Preferred Stock.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series E Preferred Stock may vote (as expressly provided herein), each share of Series E Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The shares of Series E Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company, except as provided in this Section 8.

(a) Upon the occurrence of a Change of Control, each holder of shares of Series E Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem the Series E Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series E Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock, per share of Series E Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of Series E Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 0.8378 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

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For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 8,378,000 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series E Preferred Stock in the initial public offering of Series E Preferred Stock is exercised, not to exceed 9,634,700 shares of Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series E Preferred Stock shall receive upon conversion of such shares of Series E Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Company provides such notice pursuant to Section 8(c).

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

(b) No fractional shares of Common Stock shall be issued upon the conversion of Series E Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the shares of Series E Preferred Stock at their addresses as they appear on the Company’s share transfer records and notice shall be provided to the Company’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series E Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series E Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and

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period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem all or any portion of the Series E Preferred Stock, the holder will not be able to convert shares of Series E Preferred Stock designated for redemption and such shares of Series E Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d) The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to Section 8(c) above to the holders of Series E Preferred Stock.

(e) In order to exercise the Change of Control Conversion Right, a holder of shares of Series E Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series E Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series E Preferred Stock to be converted; and (iii) that the shares of Series E Preferred Stock are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the shares of Series E Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f) Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series E Preferred Stock; (ii) if certificated shares of Series E Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series E Preferred Stock; and (iii) the number of shares of Series E Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series E Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Shares of Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem such shares of Series E Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Company elects to redeem shares of Series E Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series E Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i) Notwithstanding anything to the contrary contained herein, no holder of shares of Series E Preferred Stock will be entitled to convert such shares of Series E Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i).

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Section 9. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 9 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article 6 of the Charter.

“Beneficial Ownership” shall mean ownership of Series E Preferred Stock by a Person who is or would be treated as an owner of such Series E Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” has the meaning set forth in Article 6 of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 9(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series E Preferred Stock by a Person who is or would be treated as an owner of such Series E Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the NYSE of the Series E Preferred Stock on the Trading Day immediately preceding the relevant date, or if the Series E Preferred Stock is not then traded on the NYSE, the last reported sales price of the Series E Preferred Stock on the Trading Day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series E Preferred Stock may be traded, or if the Series E Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series E Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series E Preferred Stock of the Company. The number and value of shares of outstanding Series E Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), association, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series E Preferred Stock provided that the ownership of such shares of Series E Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

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“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series E Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9(b)(ii) of these Articles Supplementary, the record holder of the Series E Preferred Stock if such Transfer had been valid under Section 9(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series E Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series E Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series E Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series E Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series E Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 9(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 9(l):

(A) except as provided in Section 9(i) of these Articles Supplementary, (1) no Person shall Beneficially Own shares of Series E Preferred Stock in excess of the Ownership Limit and (2) no Person shall Beneficially Own shares of Series E Preferred Stock that, taking into account any other Capital Stock Beneficially Owned by such Person, would result in such Person Beneficially Owning Capital Stock in excess of the Aggregate Stock Ownership Limit;

(B) except as provided in Section 9(i) of these Articles Supplementary, (1) no Person shall Constructively Own shares of Series E Preferred Stock in excess of the Ownership Limit and (2) no Person shall Constructively Own shares of Series E Preferred Stock that, taking into account any other Capital Stock Constructively Owned by such Person, would result in such Person Constructively Owning Capital Stock in excess of the Aggregate Stock Ownership Limit;

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(C) no Person shall Beneficially Own or Constructively Own Series E Preferred Stock which, taking into account any other Capital Stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series E Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, (A) then that number of shares of Series E Preferred Stock that otherwise would cause such Person to violate Section 9(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 9(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (B) if, for any reason, the transfer to the Trust described in clause (A) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series E Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series E Preferred Stock that otherwise would cause any Person to violate Section 9(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 9(l) and prior to the Restriction Termination Date, any Transfer of Series E Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series E Preferred Stock.

(c) Transfers of Series E Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 9(b)(ii) of these Articles Supplementary, such Series E Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 9(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 9(c)(vi) of these Articles Supplementary.

(ii) Series E Preferred Stock held by the Trustee shall be issued and outstanding Series E Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series E Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series E Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series E Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series E Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series E Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series E Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series E Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (A) to rescind as void

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any vote cast by a Purported Record Transferee with respect to such Series E Preferred Stock prior to the discovery by the Company that the Series E Preferred Stock has been transferred to the Trustee and (B) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series E Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series E Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series E Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series E Preferred Stock will not violate the ownership limitations set forth in Section 9(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series E Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 9(c)(iv). The Purported Record Transferee shall receive the lesser of (A) the price paid by the Purported Record Transferee for the shares of Series E Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series E Preferred Stock at Market Price, the Market Price of such shares of Series E Preferred Stock on the day of the event which resulted in the transfer of such shares of Series E Preferred Stock to the Trust) and (B) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series E Preferred Stock held in the Trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(c)(iii). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series E Preferred Stock have been transferred to the Trustee, such shares of Series E Preferred Stock are sold by a Purported Record Transferee then (1) such shares of Series E Preferred Stock shall be deemed to have been sold on behalf of the Trust and (2) to the extent that the Purported Record Transferee received an amount for such shares of Series E Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 9(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series E Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (A) the price paid by the Purported Record Transferee for the shares of Series E Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series E Preferred Stock at Market Price, the Market Price of such shares of Series E Preferred Stock on the day of the event which resulted in the transfer of such shares of Series E Preferred Stock to the Trust) and (B) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(c)(iii). The Company shall have the right to accept such offer until the Trustee has sold the shares of Series E Preferred Stock held in the Trust pursuant to Section 9(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series E Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series E Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series E Preferred Stock held in the Trust would not violate the restrictions set forth in Section 9(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 9(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may

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acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series E Preferred Stock of the Company in violation of Section 9(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series E Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 9(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 9(b)(ii) and any Transfer in violation of Section 9(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series E Preferred Stock in violation of Section 9(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 9(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series E Preferred Stock and each Person (including the stockholder of record) who is holding Series E Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 9(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9 of these Articles Supplementary, including any definition contained in Section 9(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 9 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 9(l) of these Articles Supplementary). In the event Section 9 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 9. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9(b)) acquired Beneficial or Constructive Ownership of Series E Preferred Stock in violation of Section 9(b)(i), such remedies (as applicable) shall apply first to the shares of Series E Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series E Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series E Preferred Stock based upon the relative number of the shares of Series E Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 9(b)(i)(C), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series E Preferred Stock in violation of Section 9(b)(i)(A) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 9(b)(i)(C), the Board of Directors in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning shares of Series E

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Preferred Stock in violation of Section 9(b)(i)(B), if the Board of Directors determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 9(b)(i)(C) and the remainder of this Section 9(i)(iii), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership of Series E Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series E Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series E Preferred Stock in excess of such percentage ownership of Series E Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a Person an exemption under Section 9(i)(i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 9(b) of these Articles Supplementary) will result in such Series E Preferred Stock being transferred to a Trust in accordance with Section 9(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 9(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series E Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

“THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Restriction on Ownership and Transfer

“THE SHARES OF THE COMPANY’S 7.000% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK (“SERIES E PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES E PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES E PREFERRED STOCK IN

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EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES E PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES E PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN SUCH PERSON BENEFICIALLY OR CONSTRUCTIVELY OWNING CAPITAL STOCK WITH A VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE COMPANY’S OUTSTANDING CAPITAL STOCK; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES E PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) ANY TRANSFER OF SHARES OF SERIES E PREFERRED STOCK THAT, IF EFFECTIVE, WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS WILL BE VOID AB INITIO AND THE INTENDED TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES OF SERIES E PREFERRED STOCK. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (i) THROUGH (iii) ABOVE ARE VIOLATED, THE SERIES E PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES E PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES E PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

(k) Severability. If any provision of this Section 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series E Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 9 after such settlement.

(m) Applicability of Section 9. The provisions set forth in this Section 9 shall apply to the Series E Preferred Stock notwithstanding any contrary provisions of the Series E Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 10. No Conversion Rights. The shares of Series E Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Company or any other entity, except as otherwise provided herein.

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Section 11. Record Holders. The Company and its transfer agent may deem and treat the record holder of any Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor its transfer agent shall be affected by any notice to the contrary.

Section 12. No Maturity or Sinking Fund. The Series E Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series E Preferred Stock; provided, however, that the Series E Preferred Stock owned by a stockholder in excess of the Ownership Limit or Aggregate Stock Ownership Limit shall be subject to the provisions of Section 5 and Section 9 of this Articles Supplementary.

Section 13. Exclusion of Other Rights. The Series E Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

Section 14. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 15. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series E Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 16. No Preemptive Rights. No holder of Series E Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series E Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer, Chief Investment Officer and Secretary as of the date first written above.

DIGITAL REALTY TRUST, INC.

By:	/s/ Michael F. Foust
Name:	Michael F. Foust
Title:	Chief Executive Officer

ATTEST:

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer, Chief Investment Officer and Secretary

Signature Page to Articles Supplementary

DIGITAL REALTY TRUST, INC.

ARTICLES OF AMENDMENT

Digital Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in their entirety the first two sentences of Section 5.1 of Article V and inserting in lieu thereof two new sentences to read as follows:

The Corporation has authority to issue 195,000,000 shares of stock, consisting of 165,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and 30,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $1,950,000.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 175,000,000 shares of stock, consisting of 145,000,000 shares of Common Stock, $.01 par value per share, and 30,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $1,750,000.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 195,000,000 shares of stock, consisting of 165,000,000 shares of Common Stock, $.01 par value per share, and 30,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,950,000.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by Section 2-105(a)(12) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chief Financial Officer, Chief Investment Officer and Secretary and attested to by its Senior Vice President, General Counsel and Assistant Secretary on this 28th day of October, 2011.

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein		(SEAL)
	Name:	A. William Stein
	Title:	Chief Financial Officer, Chief Investment Officer and Secretary

ATTEST:

DIGITAL REALTY TRUST, INC.

By:	/s/ Joshua A. Mills
	Name:	Joshua A. Mills
	Title:	Senior Vice President, General Counsel and Assistant Secretary

DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

8,050,000 SHARES OF

6.625% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK

APRIL 4, 2012

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on October 26, 2004 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on March 14, 2012, has authorized the issuance, classification and designation of a number of shares of the authorized but unissued preferred stock of the Company, par value $0.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, that, on the date of issue, have a liquidation value or aggregate offering price of up to $275,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option), and, pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, provided that in no event shall the liquidation value or aggregate offering price of such shares exceed $275,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option), (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “6.625% Series F Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 6.625% Series F Cumulative Redeemable Preferred Stock, and authorizing the issuance of up to 7,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option) shares of 6.625% Series F Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as the 6.625% Series F Cumulative Redeemable Preferred Stock are as follows, which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “6.625% Series F Cumulative Redeemable Preferred Stock” (the “Series F Preferred Stock”), is hereby established. The number of shares of Series F Preferred Stock shall be 8,050,000.

Section 2. Rank. The Series F Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank: (a) senior to all classes or series of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series F Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (b) on parity with the Series C Cumulative Convertible Preferred Stock, par value $0.01 per share, the Series D Cumulative Convertible Preferred Stock, par value $0.01 per share, and the Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company and with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series F Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (c) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series F Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series F Preferred Stock prior to conversion or exchange. The Series F Preferred Stock will also rank junior in right of payment to the Company’s other existing and future debt obligations.

Section 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series F Preferred Stock as to dividends, the holders of shares of the Series F Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.625% per annum of the $25.00 liquidation preference per share of the Series F Preferred Stock (equivalent to a fixed annual amount of $1.65625 per share of the Series F Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series F Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing June 30, 2012; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series F Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series F Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series F Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on June 30, 2012. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include June 30, 2012, and other than the Dividend Period during which any shares of Series F Preferred Stock shall be redeemed pursuant to Section 5 or Section 6, which shall end on and include the day preceding the call date with respect to the shares of Series F Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series F Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set

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apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series F Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series F Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 9 hereof), unless full cumulative dividends on the Series F Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) on the Series F Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series F Preferred Stock, all dividends declared upon the Series F Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series F Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears.

(e) Holders of shares of Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series F Preferred Stock as provided herein. Any dividend payment made on the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid distributions on the Series F Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series F Preferred Stock, the holders of shares of Series F Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to liquidation rights, on parity with the Series F Preferred Stock in the distribution of assets, then the holders of the Series F Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series F Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable,

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shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series F Preferred Stock shall not be added to the Company’s total liabilities.

Section 5. Redemption.

(a) Shares of Series F Preferred Stock shall not be redeemable prior to April 5, 2017 except as set forth in Section 6 or to preserve the status of the Company as a REIT (as defined in Section 9(a)) for United States federal income tax purposes. In addition, the Series F Preferred Stock shall be subject to the provisions of Section 9 pursuant to which Series F Preferred Stock owned by a stockholder in excess of the Ownership Limit (as defined in Section 9(a)) shall automatically be transferred to a Trust (as defined in Section 9(a)) for the exclusive benefit of a Charitable Beneficiary (as defined in Section 9(a)).

(b) On and after April 5, 2017, the Company, at its option upon not fewer than 30 or more than 60 days’ written notice, may redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Company has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares of Series F Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in Section 9(a)). If redemption is to be by lot and, as a result, any holder of shares of Series F Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i), because such holder’s shares of Series F Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series F Preferred Stock of such holder such that no holder will hold an amount of Series F Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption. Holders of Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place, or in accordance with the book entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series F Preferred Stock has been given (in the case of a redemption of the Series F Preferred Stock other than to preserve the status of the Company as a REIT), (ii) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series F Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase,

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from time to time, either at a public or a private sale, all or any part of the Series F Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) In the event of any redemption of the Series F Preferred Stock in order to preserve the status of the Company as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary. If the Company calls for redemption any shares of Series F Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the dated fixed for redemption.

(d) Unless full cumulative dividends on the Series F Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series F Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock or any class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series F Preferred Stock (except by conversion into or exchange for shares of capital stock of the Company ranking, as to dividends and upon liquidation, junior to the Series F Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series F Preferred Stock, or any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series F Preferred Stock, by the Company in accordance with the terms of Sections 5(c) and 9 of these Articles Supplementary or otherwise, in order to ensure that the Company remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock.

(e) Notice of redemption pursuant to the Redemption Right will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not fewer than 30 or more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series F Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series F Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series F Preferred Stock to be redeemed will cease to accumulate on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series F Preferred Stock. If fewer than all of the shares of Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Company shall not be required to provide notice to the holder of Series F Preferred Stock in the event such holder’s Series F Preferred Stock is redeemed in accordance with Sections 5(c) and 9 of these Articles Supplementary to preserve the Company’s status as a REIT.

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series F Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series F Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the

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Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series F Preferred Stock for which a notice of redemption has been given.

(g) All shares of the Series F Preferred Stock redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Company, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series F Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series F Preferred Stock owned by a stockholder in excess of the applicable ownership limit shall be subject to the provisions of this Section 5 and Section 9 of these Articles Supplementary.

Section 6. Special Optional Redemption by the Company.

(a) Upon the occurrence of a Change of Control (as defined below), the Company will have the option upon written notice mailed by the Company, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Company, to redeem shares of the Series F Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series F Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series F Preferred Stock will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series F Preferred Stock, the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series F Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series F Preferred Stock to be redeemed will cease to accumulate on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series F Preferred Stock; (viii) that the shares of

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Series F Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the shares of Series F Preferred Stock to which the notice relates will not be able to tender such shares of Series F Preferred Stock for conversion in connection with the Change of Control and each share of Series F Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the shares of Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) by lot or in such other equitable method determined by the Company that will not result in a violation of the Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in Section 9(a)). If such redemption pursuant to the Special Optional Redemption Right is to be by lot and, as a result, any holder of shares of Series F Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such limit as permitted by the Board of Directors or a committee thereof pursuant to Section 9(i), because such holder’s shares of Series F Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series F Preferred Stock of such holder such that no holder will hold an amount of Series F Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption.

(c) If the Company has given a notice of redemption pursuant to the Special Optional Redemption Right and has set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series F Preferred Stock called for redemption, then from and after the redemption date, those shares of Series F Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series F Preferred Stock will terminate. The holders of those shares of Series F Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date, without interest. So long as full cumulative dividends on the Series F Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series F Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(d) The holders of Series F Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to the Series F Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series F Preferred Stock pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Company’s default in the payment of the dividend due. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series F Preferred Stock for which a notice of redemption pursuant to the Special Optional Redemption Right has been given.

(e) All shares of the Series F Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Company, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series F Preferred Stock shall not have any voting rights, except as set forth in this Section 7.

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(b) Whenever dividends on any shares of Series F Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series F Preferred Stock (voting together as a single class with all other classes or series of preferred stock of the Company upon which like voting rights have been conferred and are exercisable (“Parity Preferred”), including the Series C Cumulative Convertible Preferred Stock, the Series D Cumulative Convertible Preferred Stock and the Series E Cumulative Redeemable Preferred Stock of the Company) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series F Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series F Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series F Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series F Preferred Stock and Parity Preferred, a special meeting of the holders of Series F Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series F Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series F Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series F Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series F Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series F Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series F Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series F Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series F Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment, the right of the holders of Series F Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the

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entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series F Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 7(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series F Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

(f) So long as any shares of Series F Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series F Preferred Stock and each other class or series of preferred stock ranking on parity with the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series F Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series F Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series F Preferred Stock receive the greater of the full trading price of the Series F Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series F Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series F Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (B) any increase in the number of authorized shares of Series F Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series F Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series F Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series F Preferred Stock.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series F Preferred Stock may vote (as expressly provided herein), each share of Series F Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The shares of Series F Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company, except as provided in this Section 8.

(a) Upon the occurrence of a Change of Control, each holder of shares of Series F Preferred Stock shall

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have the right, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem the Series F Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series F Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock, per share of Series F Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of Series F Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 0.6843 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 4,790,100 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series F Preferred Stock in the initial public offering of Series F Preferred Stock is exercised, not to exceed 5,508,615 shares of Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series F Preferred Stock shall receive upon conversion of such shares of Series F Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Company provides such notice pursuant to Section 8(c).

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common

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Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

(b) No fractional shares of Common Stock shall be issued upon the conversion of Series F Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the shares of Series F Preferred Stock at their addresses as they appear on the Company’s share transfer records and notice shall be provided to the Company’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series F Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series F Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem all or any portion of the Series F Preferred Stock, the holder will not be able to convert shares of Series F Preferred Stock designated for redemption and such shares of Series F Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series F Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series F Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d) The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to Section 8(c) above to the holders of Series F Preferred Stock.

(e) In order to exercise the Change of Control Conversion Right, a holder of shares of Series F Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series F Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series F Preferred Stock to be converted; and (iii) that the shares of Series F Preferred Stock are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the shares of Series F Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f) Holders of Series F Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series F Preferred Stock; (ii) if certificated shares of Series F Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series F Preferred

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Stock; and (iii) the number of shares of Series F Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series F Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Shares of Series F Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem such shares of Series F Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Company elects to redeem shares of Series F Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series F Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i) Notwithstanding anything to the contrary contained herein, no holder of shares of Series F Preferred Stock will be entitled to convert such shares of Series F Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i).

Section 9. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 9 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article 6 of the Charter.

“Beneficial Ownership” shall mean ownership of Series F Preferred Stock by a Person who is or would be treated as an owner of such Series F Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” has the meaning set forth in Article 6 of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 9(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series F Preferred Stock by a Person who is or would be treated as an owner of such Series F Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code,

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a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the NYSE of the Series F Preferred Stock on the Trading Day immediately preceding the relevant date, or if the Series F Preferred Stock is not then traded on the NYSE, the last reported sales price of the Series F Preferred Stock on the Trading Day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series F Preferred Stock may be traded, or if the Series F Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series F Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series F Preferred Stock of the Company. The number and value of shares of outstanding Series F Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), association, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series F Preferred Stock provided that the ownership of such shares of Series F Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series F Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9(b)(ii) of these Articles Supplementary, the record holder of the Series F Preferred Stock if such Transfer had been valid under Section 9(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series F Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series F Preferred Stock, including (i) the granting of any option or entering into any

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agreement for the sale, transfer or other disposition of Series F Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series F Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series F Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 9(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 9(l):

(A) except as provided in Section 9(i) of these Articles Supplementary, (1) no Person shall Beneficially Own shares of Series F Preferred Stock in excess of the Ownership Limit and (2) no Person shall Beneficially Own shares of Series F Preferred Stock that, taking into account any other Capital Stock Beneficially Owned by such Person, would result in such Person Beneficially Owning Capital Stock in excess of the Aggregate Stock Ownership Limit;

(B) except as provided in Section 9(i) of these Articles Supplementary, (1) no Person shall Constructively Own shares of Series F Preferred Stock in excess of the Ownership Limit and (2) no Person shall Constructively Own shares of Series F Preferred Stock that, taking into account any other Capital Stock Constructively Owned by such Person, would result in such Person Constructively Owning Capital Stock in excess of the Aggregate Stock Ownership Limit;

(C) no Person shall Beneficially Own or Constructively Own Series F Preferred Stock which, taking into account any other Capital Stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series F Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, (A) then that number of shares of Series F Preferred Stock that otherwise would cause such Person to violate Section 9(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 9(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (B) if, for any reason, the transfer to the Trust described in clause (A) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series F Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series F Preferred Stock that otherwise would cause any Person to violate Section 9(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 9(l) and prior to the Restriction Termination Date, any Transfer of Series F Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series F Preferred Stock.

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(c) Transfers of Series F Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 9(b)(ii) of these Articles Supplementary, such Series F Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 9(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 9(c)(vi) of these Articles Supplementary.

(ii) Series F Preferred Stock held by the Trustee shall be issued and outstanding Series F Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series F Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series F Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series F Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series F Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series F Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series F Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series F Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (A) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series F Preferred Stock prior to the discovery by the Company that the Series F Preferred Stock has been transferred to the Trustee and (B) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series F Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series F Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series F Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series F Preferred Stock will not violate the ownership limitations set forth in Section 9(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series F Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 9(c)(iv). The Purported Record Transferee shall receive the lesser of (A) the price paid by the Purported Record Transferee for the shares of Series F Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series F Preferred Stock at Market Price, the Market Price of such shares of Series F Preferred Stock on the day of the event which resulted in the transfer of such shares of Series F Preferred Stock to the Trust) and (B) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series F Preferred Stock held in the Trust. The Trustee may reduce the amount payable to the Purported

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Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(c)(iii). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series F Preferred Stock have been transferred to the Trustee, such shares of Series F Preferred Stock are sold by a Purported Record Transferee then (1) such shares of Series F Preferred Stock shall be deemed to have been sold on behalf of the Trust and (2) to the extent that the Purported Record Transferee received an amount for such shares of Series F Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 9(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series F Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (A) the price paid by the Purported Record Transferee for the shares of Series F Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series F Preferred Stock at Market Price, the Market Price of such shares of Series F Preferred Stock on the day of the event which resulted in the transfer of such shares of Series F Preferred Stock to the Trust) and (B) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(c)(iii). The Company shall have the right to accept such offer until the Trustee has sold the shares of Series F Preferred Stock held in the Trust pursuant to Section 9(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series F Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series F Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series F Preferred Stock held in the Trust would not violate the restrictions set forth in Section 9(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 9(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series F Preferred Stock of the Company in violation of Section 9(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series F Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 9(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 9(b)(ii) and any Transfer in violation of Section 9(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series F Preferred Stock in violation of Section 9(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 9(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series F Preferred Stock and each Person (including the stockholder of record) who is holding Series F Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

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(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 9(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9 of these Articles Supplementary, including any definition contained in Section 9(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 9 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 9(l) of these Articles Supplementary). In the event Section 9 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 9. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9(b)) acquired Beneficial or Constructive Ownership of Series F Preferred Stock in violation of Section 9(b)(i), such remedies (as applicable) shall apply first to the shares of Series F Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series F Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series F Preferred Stock based upon the relative number of the shares of Series F Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 9(b)(i)(C), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series F Preferred Stock in violation of Section 9(b)(i)(A) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 9(b)(i)(C), the Board of Directors in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning shares of Series F Preferred Stock in violation of Section 9(b)(i)(B), if the Board of Directors determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 9(b)(i)(C) and the remainder of this Section 9(i)(iii), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership of Series F Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person's percentage of Series F Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series F Preferred Stock in excess of such percentage ownership of Series F Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a Person an exemption under Section 9(i)(i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 9(b) of these Articles Supplementary) will result in such Series F Preferred Stock being transferred to a Trust in accordance with Section 9(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 9(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT.

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(j) Legends. Each certificate for Series F Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

“THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Restriction on Ownership and Transfer

“THE SHARES OF THE COMPANY’S 6.625% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK (“SERIES F PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES F PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES F PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES F PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES F PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN SUCH PERSON BENEFICIALLY OR CONSTRUCTIVELY OWNING CAPITAL STOCK WITH A VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE COMPANY’S OUTSTANDING CAPITAL STOCK; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES F PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) ANY TRANSFER OF SHARES OF SERIES F PREFERRED STOCK THAT, IF EFFECTIVE, WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS WILL BE VOID AB INITIO AND THE INTENDED TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES OF SERIES F PREFERRED STOCK. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN

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SERIES F PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES F PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (i) THROUGH (iii) ABOVE ARE VIOLATED, THE SERIES F PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES F PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES F PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

(k) Severability. If any provision of this Section 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series F Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 9 after such settlement.

(m) Applicability of Section 9. The provisions set forth in this Section 9 shall apply to the Series F Preferred Stock notwithstanding any contrary provisions of the Series F Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 10. No Conversion Rights. The shares of Series F Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Company or any other entity, except as otherwise provided herein.

Section 11. Record Holders. The Company and its transfer agent may deem and treat the record holder of any Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor its transfer agent shall be affected by any notice to the contrary.

Section 12. No Maturity or Sinking Fund. The Series F Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series F Preferred Stock; provided, however, that the Series F Preferred Stock owned by a stockholder in excess of the Ownership Limit or Aggregate Stock Ownership Limit shall be subject to the provisions of Section 5 and Section 9 of this Articles Supplementary.

Section 13. Exclusion of Other Rights. The Series F Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

Section 14. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

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Section 15. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series F Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series F Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series F Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 16. No Preemptive Rights. No holder of Series F Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series F Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer, Chief Investment Officer and Secretary as of the date first written above.

DIGITAL REALTY TRUST, INC.

By:	/s/ Michael F. Foust
Name:	Michael F. Foust
Title:	Chief Executive Officer

ATTEST:

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer, Chief
Investment Officer and Secretary

Signature Page to Articles Supplementary

DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

10,350,000 SHARES OF

5.875% SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK

April 8, 2013

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on October 26, 2004 (as amended and supplemented to date and as may be amended and supplemented from time to time, the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on June 22, 2012, has authorized the issuance, classification and designation of a number of shares of the authorized but unissued preferred stock of the Company, par value $0.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, that, on the date of issue, has a liquidation value or aggregate offering price of up to $250,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option), and, pursuant to the powers contained in the Fourth Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”) of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, provided that in no event shall the liquidation value or aggregate offering price of such shares exceed $250,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option), (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “5.875% Series G Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 5.875% Series G Cumulative Redeemable Preferred Stock, and authorizing the issuance of up to 9,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option) shares of 5.875% Series G Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as the 5.875% Series G Cumulative Redeemable Preferred Stock are as follows, which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

Section 1.    Designation and Number. A series of Preferred Stock, designated the “5.875% Series G Cumulative Redeemable Preferred Stock” (the “Series G Preferred Stock”), is hereby established. The number of shares of Series G Preferred Stock shall be 10,350,000.

Section 2.    Rank. The Series G Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank: (a) senior to all classes or series of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series G Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (b) on parity with the Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, and the Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company and with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series G Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (c) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series G Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series G Preferred Stock prior to conversion or exchange. The Series G Preferred Stock will also rank junior in right of payment to the Company’s existing and future debt obligations.

Section 3.    Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series G Preferred Stock as to dividends, the holders of shares of the Series G Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.875% per annum of the $25.00 liquidation preference per share of the Series G Preferred Stock (equivalent to a fixed annual amount of $1.46875 per share of the Series G Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series G Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing June 28, 2013; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid, at the Company’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series G Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series G Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series G Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on June 28, 2013. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include June 30, 2013, and other than the Dividend Period during which any shares of Series G Preferred Stock shall be redeemed pursuant to Section 5 or Section 6, which shall end on and include the day preceding the redemption date with respect to the shares of Series G Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series G Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

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(c) Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series G Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series G Preferred Stock as to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, on parity with or junior to the Series G Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series G Preferred Stock as to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 9 hereof), unless full cumulative dividends on the Series G Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) on the Series G Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series G Preferred Stock, all dividends declared upon the Series G Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series G Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series G Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears.

(e) Holders of shares of Series G Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series G Preferred Stock as provided herein. Any dividend payment made on the Series G Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid distributions on the Series G Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 4.    Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series G Preferred Stock, the holders of shares of Series G Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to rights upon the Company’s liquidation, dissolution or winding up, on parity with the Series G Preferred Stock in the distribution of assets, then the holders of the Series G Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series G Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts

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distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series G Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series G Preferred Stock shall not be added to the Company’s total liabilities.

Section 5.    Redemption.

(a) Shares of Series G Preferred Stock shall not be redeemable prior to April 9, 2018 except as set forth in Section 6 or to preserve the status of the Company as a REIT (as defined in Section 9(a)) for United States federal income tax purposes. In addition, the Series G Preferred Stock shall be subject to the provisions of Section 9 pursuant to which Series G Preferred Stock owned by a stockholder in excess of the Ownership Limit (as defined in Section 9(a)) shall automatically be transferred to a Trust (as defined in Section 9(a)) for the exclusive benefit of a Charitable Beneficiary (as defined in Section 9(a)).

(b) On and after April 9, 2018, the Company, at its option upon not fewer than 30 or more than 60 days’ written notice, may redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Company has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the shares of Series G Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in Section 9(a)). If redemption is to be by lot and, as a result, any holder of shares of Series G Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i), because such holder’s shares of Series G Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series G Preferred Stock of such holder such that no holder will hold an amount of Series G Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption. Holders of Series G Preferred Stock to be redeemed shall surrender such Series G Preferred Stock at the place, or in accordance with the book entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series G Preferred Stock has been given (in the case of a redemption of the Series G Preferred Stock other than to preserve the status of the Company as a REIT), (ii) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series G Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series G Preferred Stock, such shares of Series G Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series G Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series G Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series G Preferred Stock in open-market transactions duly authorized by the Board of Directors.

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(c) In the event of any redemption of the Series G Preferred Stock in order to preserve the status of the Company as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary. If the Company calls for redemption any shares of Series G Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the dated fixed for redemption.

(d) Unless full cumulative dividends on the Series G Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series G Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock or any class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series G Preferred Stock (except by conversion into or exchange for shares of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to the Series G Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series G Preferred Stock, or any other class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series G Preferred Stock, by the Company in accordance with the terms of Sections 5(c) and 9 of these Articles Supplementary or otherwise, in order to ensure that the Company remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series G Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G Preferred Stock.

(e) Notice of redemption pursuant to the Redemption Right will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not fewer than 30 or more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series G Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series G Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series G Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series G Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series G Preferred Stock to be redeemed will cease to accumulate on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series G Preferred Stock. If fewer than all of the shares of Series G Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Company shall not be required to provide notice to the holder of Series G Preferred Stock in the event such holder’s Series G Preferred Stock is redeemed in accordance with Sections 5(c) and 9 of these Articles Supplementary to preserve the Company’s status as a REIT.

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series G Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series G Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Stock for which a notice of redemption has been given.

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(g) All shares of the Series G Preferred Stock redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Company, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series G Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series G Preferred Stock owned by a stockholder in excess of the applicable ownership limit shall be subject to the provisions of this Section 5 and Section 9 of these Articles Supplementary.

Section 6.    Special Optional Redemption by the Company.

(a) Upon the occurrence of a Change of Control (as defined below), the Company will have the option upon written notice mailed by the Company, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series G Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Company, to redeem shares of the Series G Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series G Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series G Preferred Stock will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series G Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series G Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series G Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series G Preferred Stock to be redeemed will cease to accumulate on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series G Preferred Stock; (viii) that the shares of Series G Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the shares of Series G Preferred Stock to which the notice relates will not be able to tender such shares of Series G Preferred Stock for conversion in connection

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with the Change of Control and each share of Series G Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the shares of Series G Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed.

If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) by lot or in such other equitable method determined by the Company that will not result in a violation of the Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in Section 9(a)). If such redemption pursuant to the Special Optional Redemption Right is to be by lot and, as a result, any holder of shares of Series G Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such limit as permitted by the Board of Directors or a committee thereof pursuant to Section 9(i), because such holder’s shares of Series G Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series G Preferred Stock of such holder such that no holder will hold an amount of Series G Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption.

(c) If the Company has given a notice of redemption pursuant to the Special Optional Redemption Right and has set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series G Preferred Stock called for redemption, then from and after the redemption date, those shares of Series G Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series G Preferred Stock will terminate. The holders of those shares of Series G Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date, without interest. So long as full cumulative dividends on the Series G Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series G Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series G Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(d) The holders of Series G Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to the Series G Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series G Preferred Stock pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Company’s default in the payment of the dividend due. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Stock for which a notice of redemption pursuant to the Special Optional Redemption Right has been given.

(e) All shares of the Series G Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Company, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

Section 7.    Voting Rights.

(a) Holders of the Series G Preferred Stock shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever dividends on any shares of Series G Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series G Preferred Stock (voting separately as a class together with all other classes or series of preferred stock of the Company ranking on parity with the Series G Preferred Stock with respect to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”), including the Series E Cumulative

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Redeemable Preferred Stock and the Series F Cumulative Redeemable Preferred Stock of the Company) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series G Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series G Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series G Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series G Preferred Stock and Parity Preferred, a special meeting of the holders of Series G Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series G Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series G Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series G Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series G Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series G Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series G Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series G Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series G Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment, the right of the holders of Series G Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series G Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 7(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series G Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

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(f) So long as any shares of Series G Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series G Preferred Stock and each other class or series of Parity Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company (collectively, “Senior Capital Stock”) or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Capital Stock; or (ii) amend, alter or repeal the provisions of the Charter, including the terms of the Series G Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series G Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series G Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series G Preferred Stock receive the greater of the full trading price of the Series G Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series G Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. If any Event set forth in (ii) above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series G Preferred Stock disproportionately relative to other classes or series of Parity Preferred, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series G Preferred Stock, voting separately as a class, will also be required. Holders of shares of Series G Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (B) any increase in the number of authorized shares of Series G Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series G Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series G Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series G Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series G Preferred Stock.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice pursuant to these Articles Supplementary, and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series G Preferred Stock may vote (as expressly provided herein), each share of Series G Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 8.    Conversion. The shares of Series G Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company, except as provided in this Section 8.

(a) Upon the occurrence of a Change of Control, each holder of shares of Series G Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem the Series G Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series G Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock, per share of Series G Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of

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Series G Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 0.7532 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 6,778,800 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series G Preferred Stock in the initial public offering of Series G Preferred Stock is exercised, not to exceed 7,795,620 shares of Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series G Preferred Stock shall receive upon conversion of such shares of Series G Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Company provides such notice pursuant to Section 8(c).

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

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(b) No fractional shares of Common Stock shall be issued upon the conversion of Series G Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the shares of Series G Preferred Stock at their addresses as they appear on the Company’s share transfer records and notice shall be provided to the Company’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series G Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series G Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem all or any portion of the Series G Preferred Stock, the holder will not be able to convert shares of Series G Preferred Stock designated for redemption and such shares of Series G Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series G Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series G Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d) The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to Section 8(c) above to the holders of Series G Preferred Stock.

(e) In order to exercise the Change of Control Conversion Right, a holder of shares of Series G Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series G Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series G Preferred Stock to be converted; and (iii) that the shares of Series G Preferred Stock are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the shares of Series G Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f) Holders of Series G Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series G Preferred Stock; (ii) if certificated shares of Series G Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series G Preferred Stock; and (iii) the number of shares of Series G Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series G Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Shares of Series G Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem such shares of Series G Preferred Stock, whether pursuant to its

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Redemption Right or Special Optional Redemption Right. If the Company elects to redeem shares of Series G Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series G Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i) Notwithstanding anything to the contrary contained herein, no holder of shares of Series G Preferred Stock will be entitled to convert such shares of Series G Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i).

Section 9.    Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 9 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article VI of the Charter.

“Beneficial Ownership” shall mean ownership of Series G Preferred Stock by a Person who is or would be treated as an owner of such Series G Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” has the meaning set forth in Article VI of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 9(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series G Preferred Stock by a Person who is or would be treated as an owner of such Series G Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the NYSE of the Series G Preferred Stock on the Trading Day immediately preceding the relevant date, or if the Series G Preferred Stock is not then traded on the NYSE, the last reported sales price of the Series G Preferred Stock on the Trading Day immediately preceding the relevant date as reported on any exchange or quotation

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system over which the Series G Preferred Stock may be traded, or if the Series G Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series G Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series G Preferred Stock of the Company. The number and value of shares of outstanding Series G Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), association, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series G Preferred Stock provided that the ownership of such shares of Series G Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series G Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9(b)(ii) of these Articles Supplementary, the record holder of the Series G Preferred Stock if such Transfer had been valid under Section 9(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series G Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series G Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series G Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series G Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series G Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 9(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

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(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 9(l):

(A) except as provided in Section 9(i) of these Articles Supplementary, (1) no Person shall Beneficially Own shares of Series G Preferred Stock in excess of the Ownership Limit and (2) no Person shall Beneficially Own shares of Series G Preferred Stock that, taking into account any other Capital Stock Beneficially Owned by such Person, would result in such Person Beneficially Owning Capital Stock in excess of the Aggregate Stock Ownership Limit;

(B) except as provided in Section 9(i) of these Articles Supplementary, (1) no Person shall Constructively Own shares of Series G Preferred Stock in excess of the Ownership Limit and (2) no Person shall Constructively Own shares of Series G Preferred Stock that, taking into account any other Capital Stock Constructively Owned by such Person, would result in such Person Constructively Owning Capital Stock in excess of the Aggregate Stock Ownership Limit;

(C) no Person shall Beneficially Own or Constructively Own Series G Preferred Stock which, taking into account any other Capital Stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series G Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, (A) then that number of shares of Series G Preferred Stock that otherwise would cause such Person to violate Section 9(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 9(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (B) if, for any reason, the transfer to the Trust described in clause (A) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series G Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series G Preferred Stock that otherwise would cause any Person to violate Section 9(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 9(l) and prior to the Restriction Termination Date, any Transfer of Series G Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series G Preferred Stock.

(c) Transfers of Series G Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 9(b)(ii) of these Articles Supplementary, such Series G Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 9(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 9(c)(vi) of these Articles Supplementary.

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(ii) Series G Preferred Stock held by the Trustee shall be issued and outstanding Series G Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series G Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series G Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series G Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series G Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series G Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series G Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series G Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (A) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series G Preferred Stock prior to the discovery by the Company that the Series G Preferred Stock has been transferred to the Trustee and (B) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series G Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series G Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series G Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series G Preferred Stock will not violate the ownership limitations set forth in Section 9(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series G Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 9(c)(iv). The Purported Record Transferee shall receive the lesser of (A) the price paid by the Purported Record Transferee for the shares of Series G Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series G Preferred Stock at Market Price, the Market Price of such shares of Series G Preferred Stock on the day of the event which resulted in the transfer of such shares of Series G Preferred Stock to the Trust) and (B) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series G Preferred Stock held in the Trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(c)(iii). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series G Preferred Stock have been transferred to the Trustee, such shares of Series G Preferred Stock are sold by a Purported Record Transferee then (1) such shares of Series G Preferred Stock shall be deemed to have been sold on behalf of the Trust and (2) to the extent that the Purported Record Transferee received an amount for such shares of Series G Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 9(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series G Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (A) the price paid by the Purported Record Transferee for the shares of Series G Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series G Preferred Stock at Market Price, the Market Price of such shares of Series G Preferred Stock on the day of the event

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which resulted in the transfer of such shares of Series G Preferred Stock to the Trust) and (B) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(c)(iii). The Company shall have the right to accept such offer until the Trustee has sold the shares of Series G Preferred Stock held in the Trust pursuant to Section 9(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series G Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series G Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series G Preferred Stock held in the Trust would not violate the restrictions set forth in Section 9(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 9(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series G Preferred Stock of the Company in violation of Section 9(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series G Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 9(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 9(b)(ii) and any Transfer in violation of Section 9(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series G Preferred Stock in violation of Section 9(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 9(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series G Preferred Stock and each Person (including the stockholder of record) who is holding Series G Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 9(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9 of these Articles Supplementary, including any definition contained in Section 9(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 9 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 9(l) of these Articles Supplementary). In the event Section 9 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 9. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9(b)) acquired Beneficial or Constructive Ownership of Series G Preferred Stock in violation of Section 9(b)(i), such remedies (as applicable) shall apply first to the shares of Series G

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Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series G Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series G Preferred Stock based upon the relative number of the shares of Series G Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 9(b)(i)(C), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series G Preferred Stock in violation of Section 9(b)(i)(A) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 9(b)(i)(C), the Board of Directors in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning shares of Series G Preferred Stock in violation of Section 9(b)(i)(B), if the Board of Directors determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 9(b)(i)(C) and the remainder of this Section 9(i)(iii), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership of Series G Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series G Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series G Preferred Stock in excess of such percentage ownership of Series G Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a Person an exemption under Section 9(i)(i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 9(b) of these Articles Supplementary) will result in such Series G Preferred Stock being transferred to a Trust in accordance with Section 9(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 9(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series G Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

“THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE

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RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Restriction on Ownership and Transfer

“THE SHARES OF THE COMPANY’S 5.875% SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK (“SERIES G PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES G PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES G PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES G PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES G PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN SUCH PERSON BENEFICIALLY OR CONSTRUCTIVELY OWNING CAPITAL STOCK WITH A VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE COMPANY’S OUTSTANDING CAPITAL STOCK; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES G PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) ANY TRANSFER OF SHARES OF SERIES G PREFERRED STOCK THAT, IF EFFECTIVE, WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS WILL BE VOID AB INITIO AND THE INTENDED TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES OF SERIES G PREFERRED STOCK. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES G PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES G PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (i) THROUGH (iii) ABOVE ARE VIOLATED, THE SERIES G PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES G PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES G PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

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(k) Severability. If any provision of this Section 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series G Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 9 after such settlement.

(m) Applicability of Section 9. The provisions set forth in this Section 9 shall apply to the Series G Preferred Stock notwithstanding any contrary provisions of the Series G Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 10.    No Conversion Rights. The shares of Series G Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Company or any other entity, except as otherwise provided herein.

Section 11.    Record Holders. The Company and its transfer agent may deem and treat the record holder of any Series G Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor its transfer agent shall be affected by any notice to the contrary.

Section 12.    No Maturity or Sinking Fund. The Series G Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series G Preferred Stock; provided, however, that the Series G Preferred Stock owned by a stockholder in excess of the Ownership Limit or Aggregate Stock Ownership Limit shall be subject to the provisions of Section 5 and Section 9 of this Articles Supplementary.

Section 13.    Exclusion of Other Rights. The Series G Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

Section 14.    Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 15.    Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series G Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series G Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series G Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 16.    No Preemptive Rights. No holder of Series G Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series G Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

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SIXTH: These Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer, Chief Investment Officer and Secretary as of the date first written above.

DIGITAL REALTY TRUST, INC.

By: /s/ Michael F. Foust
Name:	Michael F. Foust
Title:	Chief Executive Officer

ATTEST:

DIGITAL REALTY TRUST, INC.

By: /s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer, Chief
Investment Officer and Secretary

Signature Page to Articles Supplementary

DIGITAL REALTY TRUST, INC.

ARTICLES OF AMENDMENT

Digital Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in their entirety the first two sentences of Section 5.1 of Article V and inserting in lieu thereof two new sentences to read as follows:

The Corporation has authority to issue 285,000,000 shares of stock, consisting of 215,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and 70,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $2,850,000.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 195,000,000 shares of stock, consisting of 165,000,000 shares of Common Stock, $.01 par value per share, and 30,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $1,950,000.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 285,000,000 shares of stock, consisting of 215,000,000 shares of Common Stock, $.01 par value per share, and 70,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $2,850,000.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by Section 2-105(a)(13) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer, Chief Investment Officer and Secretary and attested to by its Senior Vice President, General Counsel and Assistant Secretary on this 6th day of May, 2013.

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
	Name:	A. William Stein
	Title:	Chief Financial Officer, Chief Investment Officer and Secretary

ATTEST:

DIGITAL REALTY TRUST, INC.

By:	/s/ Joshua A. Mills
	Name:	Joshua A. Mills
	Title:	Senior Vice President, General Counsel and Assistant Secretary

DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

13,800,000 SHARES OF

7.375% SERIES H CUMULATIVE REDEEMABLE PREFERRED STOCK

MARCH 25, 2014

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on October 26, 2004 (as amended and supplemented to date and as may be amended and supplemented from time to time, the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on May 1, 2013 has authorized the issuance, classification and designation of a number of shares of the authorized but unissued preferred stock of the Company, par value $0.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, that, on the date of issue, has a liquidation value or aggregate offering price of up to $400,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option), and, pursuant to the powers contained in the Fourth Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”) of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, provided that in no event shall the liquidation value or aggregate offering price of such shares exceed $400,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option), (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “7.375% Series H Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 7.375% Series H Cumulative Redeemable Preferred Stock, and authorizing the issuance of up to 12,000,000 (plus up to an additional 15% to cover any underwriter over-allotment option) shares of 7.375% Series H Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as the 7.375% Series H Cumulative Redeemable Preferred Stock are as follows, which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “7.375% Series H Cumulative Redeemable Preferred Stock” (the “Series H Preferred Stock”), is hereby established. The number of shares of Series H Preferred Stock shall be 13,800,000.

Section 2. Rank. The Series H Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank: (a) senior to all classes or series of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series H Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (b) on parity with the Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, the Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, and the Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company and with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series H Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (c) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series H Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series H Preferred Stock prior to conversion or exchange. The Series H Preferred Stock will also rank junior in right of payment to the Company’s existing and future debt obligations.

Section 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series H Preferred Stock as to dividends, the holders of shares of the Series H Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.375% per annum of the $25.00 liquidation preference per share of the Series H Preferred Stock (equivalent to a fixed annual amount of $1.84375 per share of the Series H Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series H Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing June 30, 2014; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid, at the Company’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series H Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series H Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series H Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on June 30, 2014. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include June 30, 2014, and other than the Dividend Period during which any shares of Series H Preferred Stock shall be redeemed pursuant to Section 5 or Section 6, which shall end on and include the day preceding the redemption date with respect to the shares of Series H Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series H Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

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(c) Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series H Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series H Preferred Stock as to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, on parity with or junior to the Series H Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series H Preferred Stock as to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 9 hereof), unless full cumulative dividends on the Series H Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) on the Series H Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series H Preferred Stock, all dividends declared upon the Series H Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series H Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series H Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series H Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series H Preferred Stock which may be in arrears.

(e) Holders of shares of Series H Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series H Preferred Stock as provided herein. Any dividend payment made on the Series H Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid distributions on the Series H Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series H Preferred Stock, the holders of shares of Series H Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company and, subject to compliance with section 7(f)(i) of these Articles Supplementary, any class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, senior to the Series H Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series H Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to rights upon the Company’s liquidation, dissolution or winding up, on parity with the Series H Preferred Stock in

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the distribution of assets, then the holders of the Series H Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series H Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series H Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series H Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series H Preferred Stock shall not be added to the Company’s total liabilities.

Section 5. Redemption.

(a) Shares of Series H Preferred Stock shall not be redeemable prior to March 26, 2019 except as set forth in Section 6 or to preserve the status of the Company as a REIT (as defined in Section 9(a)) for United States federal income tax purposes. In addition, the Series H Preferred Stock shall be subject to the provisions of Section 9 pursuant to which Series H Preferred Stock owned by a stockholder in excess of the Ownership Limit (as defined in Section 9(a)) shall automatically be transferred to a Trust (as defined in Section 9(a)) for the exclusive benefit of a Charitable Beneficiary (as defined in Section 9(a)).

(b) On and after March 26, 2019, the Company, at its option upon not fewer than 30 or more than 60 days’ written notice, may redeem the Series H Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Company has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed, the shares of Series H Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Company. If redemption is to be by lot and, as a result, any holder of shares of Series H Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i), because such holder’s shares of Series H Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series H Preferred Stock of such holder such that no holder will hold an amount of Series H Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption. Holders of Series H Preferred Stock to be redeemed shall surrender such Series H Preferred Stock at the place, or in accordance with the book entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series H Preferred Stock has been given (in the case of a redemption of the Series H Preferred Stock other than to preserve the status of the Company as a REIT), (ii) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series H Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series H Preferred Stock, such shares of Series H Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series H Preferred

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Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series H Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series H Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) In the event of any redemption of the Series H Preferred Stock in order to preserve the status of the Company as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary. If the Company calls for redemption any shares of Series H Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the dated fixed for redemption.

(d) Unless full cumulative dividends on the Series H Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series H Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series H Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series H Preferred Stock or any class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series H Preferred Stock (except by conversion into or exchange for shares of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to the Series H Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series H Preferred Stock, or any other class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series H Preferred Stock, by the Company in accordance with the terms of Sections 5(c) and 9 of these Articles Supplementary or otherwise, in order to ensure that the Company remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series H Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H Preferred Stock.

(e) Notice of redemption pursuant to the Redemption Right will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not fewer than 30 or more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series H Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series H Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series H Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series H Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series H Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series H Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series H Preferred Stock to be redeemed will cease to accumulate on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series H Preferred Stock. If fewer than all of the shares of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series H Preferred Stock held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Company shall not be required to provide notice to the holder of Series H Preferred Stock in the event such holder’s Series H Preferred Stock is redeemed in accordance with Sections 5(c) and 9 of these Articles Supplementary to preserve the Company’s status as a REIT.

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series H Preferred Stock at the close of business of such Dividend Record Date

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shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series H Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series H Preferred Stock for which a notice of redemption has been given.

(g) All shares of the Series H Preferred Stock redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Company, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series H Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series H Preferred Stock owned by a stockholder in excess of the applicable ownership limit shall be subject to the provisions of this Section 5 and Section 9 of these Articles Supplementary.

Section 6. Special Optional Redemption by the Company.

(a) Upon the occurrence of a Change of Control (as defined below), the Company will have the option upon written notice mailed by the Company, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series H Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Company, to redeem shares of the Series H Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series H Preferred Stock except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series H Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series H Preferred Stock will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series H Preferred Stock, the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series H Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series H Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series H Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series H Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series H Preferred Stock to be redeemed will cease to accumulate on the redemption date; (vii) that payment of the redemption price and any

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accumulated and unpaid dividends will be made upon presentation and surrender of such Series H Preferred Stock; (viii) that the shares of Series H Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the shares of Series H Preferred Stock to which the notice relates will not be able to tender such shares of Series H Preferred Stock for conversion in connection with the Change of Control and each share of Series H Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the shares of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series H Preferred Stock held by such holder to be redeemed.

If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed, the shares of Series H Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Company. If such redemption pursuant to the Special Optional Redemption Right is to be by lot and, as a result, any holder of shares of Series H Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such limit as permitted by the Board of Directors or a committee thereof pursuant to Section 9(i), because such holder’s shares of Series H Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series H Preferred Stock of such holder such that no holder will hold an amount of Series H Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption.

(c) If the Company has given a notice of redemption pursuant to the Special Optional Redemption Right and has set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series H Preferred Stock called for redemption, then from and after the redemption date, those shares of Series H Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series H Preferred Stock will terminate. The holders of those shares of Series H Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date, without interest. So long as full cumulative dividends on the Series H Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series H Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series H Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(d) The holders of Series H Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to the Series H Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series H Preferred Stock pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Company’s default in the payment of the dividend due. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series H Preferred Stock for which a notice of redemption pursuant to the Special Optional Redemption Right has been given.

(e) All shares of the Series H Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Company, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series H Preferred Stock shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever dividends on any shares of Series H Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series

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H Preferred Stock (voting separately as a class together with all other classes or series of preferred stock of the Company ranking on parity with the Series H Preferred Stock with respect to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”), including the Series E Cumulative Redeemable Preferred Stock, the Series F Cumulative Redeemable Preferred Stock and the Series G Cumulative Redeemable Preferred Stock of the Company) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series H Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment. In such case, the entire Board of Directors will be increased by two directors.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series H Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series H Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series H Preferred Stock and Parity Preferred, a special meeting of the holders of Series H Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series H Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series H Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series H Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series H Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series H Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series H Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series H Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series H Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment, the right of the holders of Series H Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series H Preferred Stock and the Parity Preferred entitled to vote thereon when they

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have the voting rights set forth in Section 7(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series H Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

(f) So long as any shares of Series H Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series H Preferred Stock and each other class or series of Parity Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series H Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company (collectively, “Senior Capital Stock”) or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Capital Stock; or (ii) amend, alter or repeal the provisions of the Charter, including the terms of the Series H Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series H Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series H Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series H Preferred Stock receive the greater of the full trading price of the Series H Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series H Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. If any Event set forth in (ii) above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series H Preferred Stock disproportionately relative to other classes or series of Parity Preferred, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series H Preferred Stock, voting separately as a class, will also be required. Holders of shares of Series H Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (B) any increase in the number of authorized shares of Series H Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series H Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series H Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series H Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series H Preferred Stock.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock shall have been redeemed or called for redemption upon proper notice pursuant to these Articles Supplementary, and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series H Preferred Stock may vote (as expressly provided herein), each share of Series H Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The shares of Series H Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company, except as provided in this Section 8.

(a) Upon the occurrence of a Change of Control, each holder of shares of Series H Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem the Series H Preferred Stock pursuant to the Redemption Right or Special

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Optional Redemption Right, to convert some or all of the Series H Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock, per share of Series H Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of Series H Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 0.9632 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 11,558,400 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series H Preferred Stock in the initial public offering of Series H Preferred Stock is exercised, not to exceed 13,292,160 shares of Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series H Preferred Stock shall receive upon conversion of such shares of Series H Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Company provides such notice pursuant to Section 8(c).

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but

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not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

(b) No fractional shares of Common Stock shall be issued upon the conversion of Series H Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the shares of Series H Preferred Stock at their addresses as they appear on the Company’s share transfer records and notice shall be provided to the Company’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series H Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series H Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem all or any portion of the Series H Preferred Stock, the holder will not be able to convert shares of Series H Preferred Stock designated for redemption and such shares of Series H Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series H Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series H Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d) The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to Section 8(c) above to the holders of Series H Preferred Stock.

(e) In order to exercise the Change of Control Conversion Right, a holder of shares of Series H Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series H Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series H Preferred Stock to be converted; and (iii) that the shares of Series H Preferred Stock are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the shares of Series H Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f) Holders of Series H Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series H Preferred Stock; (ii) if certificated shares of Series H Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series H Preferred Stock; and (iii) the number of shares of Series H Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series H Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Shares of Series H Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into

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the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem such shares of Series H Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Company elects to redeem shares of Series H Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series H Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i) Notwithstanding anything to the contrary contained herein, no holder of shares of Series H Preferred Stock will be entitled to convert such shares of Series H Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i).

Section 9. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 9 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article VI of the Charter.

“Beneficial Ownership” shall mean ownership of Series H Preferred Stock by a Person who is or would be treated as an owner of such Series H Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” has the meaning set forth in Article VI of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 9(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series H Preferred Stock by a Person who is or would be treated as an owner of such Series H Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

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“Market Price” shall mean the last reported sales price reported on the NYSE of the Series H Preferred Stock on the Trading Day immediately preceding the relevant date, or if the Series H Preferred Stock is not then traded on the NYSE, the last reported sales price of the Series H Preferred Stock on the Trading Day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series H Preferred Stock may be traded, or if the Series H Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series H Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series H Preferred Stock of the Company. The number and value of shares of outstanding Series H Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), association, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series H Preferred Stock provided that the ownership of such shares of Series H Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series H Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9(b)(ii) of these Articles Supplementary, the record holder of the Series H Preferred Stock if such Transfer had been valid under Section 9(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series H Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series H Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series H Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series H Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series H Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 9(c) of these Articles Supplementary.

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“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 9(l):

(A) except as provided in Section 9(i) of these Articles Supplementary, (1) no Person shall Beneficially Own shares of Series H Preferred Stock in excess of the Ownership Limit and (2) no Person shall Beneficially Own shares of Series H Preferred Stock that, taking into account any other Capital Stock Beneficially Owned by such Person, would result in such Person Beneficially Owning Capital Stock in excess of the Aggregate Stock Ownership Limit;

(B) except as provided in Section 9(i) of these Articles Supplementary, (1) no Person shall Constructively Own shares of Series H Preferred Stock in excess of the Ownership Limit and (2) no Person shall Constructively Own shares of Series H Preferred Stock that, taking into account any other Capital Stock Constructively Owned by such Person, would result in such Person Constructively Owning Capital Stock in excess of the Aggregate Stock Ownership Limit;

(C) no Person shall Beneficially Own or Constructively Own Series H Preferred Stock which, taking into account any other Capital Stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series H Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, (A) then that number of shares of Series H Preferred Stock that otherwise would cause such Person to violate Section 9(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 9(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (B) if, for any reason, the transfer to the Trust described in clause (A) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series H Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series H Preferred Stock that otherwise would cause any Person to violate Section 9(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 9(l) and prior to the Restriction Termination Date, any Transfer of Series H Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series H Preferred Stock.

(c) Transfers of Series H Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 9(b)(ii) of these Articles Supplementary, such Series H Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 9(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 9(c)(vi) of these Articles Supplementary.

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(ii) Series H Preferred Stock held by the Trustee shall be issued and outstanding Series H Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series H Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series H Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series H Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series H Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series H Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series H Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series H Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (A) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series H Preferred Stock prior to the discovery by the Company that the Series H Preferred Stock has been transferred to the Trustee and (B) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series H Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series H Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series H Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series H Preferred Stock will not violate the ownership limitations set forth in Section 9(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series H Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 9(c)(iv). The Purported Record Transferee shall receive the lesser of (A) the price paid by the Purported Record Transferee for the shares of Series H Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series H Preferred Stock at Market Price, the Market Price of such shares of Series H Preferred Stock on the day of the event which resulted in the transfer of such shares of Series H Preferred Stock to the Trust) and (B) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series H Preferred Stock held in the Trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(c)(iii). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series H Preferred Stock have been transferred to the Trustee, such shares of Series H Preferred Stock are sold by a Purported Record Transferee then (1) such shares of Series H Preferred Stock shall be deemed to have been sold on behalf of the Trust and (2) to the extent that the Purported Record Transferee received an amount for such shares of Series H Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 9(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series H Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (A) the price paid by the

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Purported Record Transferee for the shares of Series H Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series H Preferred Stock at Market Price, the Market Price of such shares of Series H Preferred Stock on the day of the event which resulted in the transfer of such shares of Series H Preferred Stock to the Trust) and (B) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(c)(iii). The Company shall have the right to accept such offer until the Trustee has sold the shares of Series H Preferred Stock held in the Trust pursuant to Section 9(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series H Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series H Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series H Preferred Stock held in the Trust would not violate the restrictions set forth in Section 9(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 9(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series H Preferred Stock of the Company in violation of Section 9(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series H Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 9(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 9(b)(ii) and any Transfer in violation of Section 9(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series H Preferred Stock in violation of Section 9(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 9(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series H Preferred Stock and each Person (including the stockholder of record) who is holding Series H Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 9(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9 of these Articles Supplementary, including any definition contained in Section 9(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 9 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 9(l) of these Articles Supplementary). In the event Section 9 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to

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be taken so long as such action is not contrary to the provisions of Section 9. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9(b)) acquired Beneficial or Constructive Ownership of Series H Preferred Stock in violation of Section 9(b)(i), such remedies (as applicable) shall apply first to the shares of Series H Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series H Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series H Preferred Stock based upon the relative number of the shares of Series H Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 9(b)(i)(C), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series H Preferred Stock in violation of Section 9(b)(i)(A) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 9(b)(i)(C), the Board of Directors in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning shares of Series H Preferred Stock in violation of Section 9(b)(i)(B), if the Board of Directors determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 9(b)(i)(C) and the remainder of this Section 9(i)(iii), the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership of Series H Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series H Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series H Preferred Stock in excess of such percentage ownership of Series H Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a Person an exemption under Section 9(i)(i) or (ii) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 9(b) of these Articles Supplementary) will result in such Series H Preferred Stock being transferred to a Trust in accordance with Section 9(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 9(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series H Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

“THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS

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AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Restriction on Ownership and Transfer

“THE SHARES OF THE COMPANY’S 7.375% SERIES H CUMULATIVE REDEEMABLE PREFERRED STOCK (“SERIES H PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES H PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES H PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES H PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES H PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN SUCH PERSON BENEFICIALLY OR CONSTRUCTIVELY OWNING CAPITAL STOCK WITH A VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE COMPANY’S OUTSTANDING CAPITAL STOCK; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES H PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) ANY TRANSFER OF SHARES OF SERIES H PREFERRED STOCK THAT, IF EFFECTIVE, WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS WILL BE VOID AB INITIO AND THE INTENDED TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES OF SERIES H PREFERRED STOCK. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES H PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES H PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (i) THROUGH (iii) ABOVE ARE VIOLATED, THE SERIES H PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES H PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH

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HOLDER OF SERIES H PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

(k) Severability. If any provision of this Section 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series H Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 9 after such settlement.

(m) Applicability of Section 9. The provisions set forth in this Section 9 shall apply to the Series H Preferred Stock notwithstanding any contrary provisions of the Series H Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 10. No Conversion Rights. The shares of Series H Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Company or any other entity, except as otherwise provided herein.

Section 11. Record Holders. The Company and its transfer agent may deem and treat the record holder of any Series H Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor its transfer agent shall be affected by any notice to the contrary.

Section 12. No Maturity or Sinking Fund. The Series H Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series H Preferred Stock; provided, however, that the Series H Preferred Stock owned by a stockholder in excess of the Ownership Limit or Aggregate Stock Ownership Limit shall be subject to the provisions of Section 5 and Section 9 of this Articles Supplementary.

Section 13. Exclusion of Other Rights. The Series H Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

Section 14. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 15. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series H Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series H Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series H Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 16. No Preemptive Rights. No holder of Series H Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series H Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

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FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for record.

SEVENTH: The undersigned Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed in its name and on its behalf by its Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary and attested to by its Senior Vice President, General Counsel and Assistant Secretary as of the date first written above.

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary

ATTEST:

DIGITAL REALTY TRUST, INC.

By:	/s/ Joshua A. Mills
Name:	Joshua A. Mills
Title:	Senior Vice President, General Counsel and Assistant Secretary

[Signature Page to Articles Supplementary]

DIGITAL REALTY TRUST, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The title of the document being corrected is Articles Supplementary (the “Articles”).

SECOND: The sole party to the Articles is Digital Realty Trust, Inc., a Maryland corporation (the “Company”).

THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on March 25, 2014.

FOURTH: The last sentence of the third paragraph of Section 8(a) of the Articles as previously filed with the Department is set forth below:

The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

FIFTH: The last sentence of the third paragraph of Section 8(a) of the Articles as corrected hereby is set forth below:

The Exchange Cap (i) shall be increased on a pro rata basis with respect to any additional shares of Series H Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary and (ii) is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

SIXTH: The undersigned acknowledges this Certificate of Correction to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary and attested to by its Senior Vice President, General Counsel and Assistant Secretary on April 4, 2014.

ATTEST	DIGITAL REALTY TRUST, INC.

/s/ Joshua A. Mills	By:	/s/ A. William Stein
Name: Joshua A. Mills		Name: A. William Stein
Title: Senior Vice President, General Counsel and Assistant Secretary		Title: Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary

DIGITAL REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Under a power contained in Article IV of the charter of the Company (the “Charter”), the Board of Directors of the Company (the “Board of Directors”), by duly adopted resolutions, classified and designated an additional 2,000,000 authorized but unissued shares of preferred stock, par value $0.01 per share, of the Company (the “Shares”) as shares of 7.375% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series H Preferred Stock”). The total number of shares of Series H Preferred Stock which the Company has authority to issue after giving effect to these Articles Supplementary is 15,800,000. There has been no increase in the authorized shares of stock of the Company effected by these Articles Supplementary.

SECOND: A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption, and other terms and conditions of the Series H Preferred Stock is contained in the Articles Supplementary filed with, and accepted for record by, the Department on March 25, 2014, as corrected by the Certificate of Correction filed with, and accepted for record by, the Department on the date hereof.

THIRD: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary and attested to by its Senior Vice President, General Counsel and Assistant Secretary on April 4, 2014.

ATTEST	DIGITAL REALTY TRUST, INC.

/s/ Joshua A. Mills	By:	/s/ A. William Stein
Name: Joshua A. Mills		Name: A. William Stein
Title: Senior Vice President, General Counsel and Assistant Secretary		Title: Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary

[Signature Page to Articles Supplementary]